As filed with the Securities and Exchange Commission on October 5, 2010
Registration No. 333-168949
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
L&L ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	27-3109518
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

John L. Shermyen
Chief Executive Officer
265 Franklin Street, 20th Floor
Boston, Massachusetts 02110
(617) 330-7755
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:

Michael D. Maline, Esq. Laura Hodges Taylor, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800 Fax: (212) 355-3333	Joel L. Rubinstein, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 (212) 547-5400 Fax: (212) 547-5444

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated file	☐	Accelerated filer
☐	Non-accelerated filer	☒	Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be registered	be Registered(1)	Per Unit(1)	Offering Price(1)	Registration Fee(4)
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	5,750,000 Units	$10.00	$57,500,000	$4,100
Shares of Common Stock included as part Of the Units(2)	5,750,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	5,750,000 Warrants	—	—	—	(3)
Total			$57,500,000	$4,100

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 750,000 units, consisting of 750,000 shares of common stock and 750,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).

(4)	Calculated pursuant to Rule 457(a).
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject To Completion, Dated October 5, 2010

$50,000,000

L&L ACQUISITION CORP.
5,000,000 Units

L&L Acquisition Corp. is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business combination, which we refer to throughout this prospectus as our initial business combination, one or more operating businesses or assets that we have not yet identified. We intend to focus on businesses in the healthcare industry or healthcare-related assets, but we may pursue opportunities in other business sectors. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target.

This is an initial public offering of our units. We are offering 5,000,000 units. Each unit has an offering price of $10.00 and consists of (i) one share of our common stock and (ii) one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $11.50, subject to adjustment as described in this prospectus. Each warrant will become exercisable on the later of 30 days after completion of our initial business combination or 12 months from the closing of this offering and will expire five years after the completion of our initial business combination, or earlier upon redemption or liquidation, as described in this prospectus. We have granted the underwriters a 45-day option to purchase up to 750,000 additional units from us to cover over-allotments, if any.

There is presently no public market for our units, common stock or warrants. It is anticipated that our units will be quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, under the symbol “          ” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the underwriters’ over-allotment option, subject to our filing of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing the trading date when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTCBB under the symbols “          ” and “          ”, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Public	Underwriting Discounts	Proceeds, Before
	Offering Price	and Commissions(1)	Expenses, to Us

Per Unit	$10.00	$0.70	$9.30
Total Proceeds	$50,000,000	$3,500,000	$46,500,000

(1)	This amount includes underwriting discounts and commissions payable to the underwriters upon the closing of this offering in an amount equal to 3.0% of the gross proceeds from the sale of the units offered to the public and the following contingent fees that will become payable from the amounts held in the trust account solely in the event we complete our initial business combination: (A) an advisory fee equal to 1.5% of the gross proceeds from the sale of the units offered to the public payable to Morgan Joseph LLC and (B) a fee equal to 2.5% of the aggregate amount of the funds released from the trust account to us and/or to our target upon completion of our initial business combination payable to Morgan Joseph LLC and such other firms (which may or may not be underwriters), if any, who are instrumental in advising us in connection with the completion of our initial business combination. See also “Underwriting” beginning on page 99.

The underwriters are offering the units for sale on a firm-commitment basis. Delivery of the units will be made on or about          2010. Morgan Joseph LLC has agreed to make a market in our securities from the date of this prospectus until the earlier of (i) the completion of our initial business combination and (ii) 18 months from the closing of this offering.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “company” or “our company” are to L&L Acquisition Corp., a Delaware corporation;

•	references to “public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	references to “public stockholders” are to holders of public shares, including our initial stockholders to the extent they purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares;

•	references to our “sponsors” are to (i) John L. Shermyen, (ii) LLM Structured Equity Fund L.P., a Delaware limited partnership and (iii) LLM Investors L.P., a Delaware limited partnership;

•	references to our “initial stockholders” refer to our sponsors, John A. Svahn, E. David Hetz, Alan W. Pettis and William A. Landman; and

•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business combination, which we refer to throughout this prospectus as our initial business combination, one or more operating businesses or assets that we have not yet identified. We intend to focus on businesses in the healthcare industry or healthcare-related assets, but we may pursue opportunities in other business sectors. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. We will have considerable flexibility in identifying and selecting a prospective acquisition target, except that we will not acquire another blank check company or a similar type of company. Our sponsors, officers and directors have agreed that we will only have 18 months from the closing of this offering to consummate our initial business combination. Although we may acquire a non-United States business, our primary search for acquisition targets will focus on domestic operating businesses.

We will seek to capitalize on the healthcare industry and private equity investing experience and contacts of John L. Shermyen, our chairman, chief executive officer and co-sponsor, and LLM Capital Partners LLC, or LLM. LLM is a private equity firm focused on investing growth capital in mid-sized companies. LLM is the manager of LLM Structured Equity Fund L.P. and LLM Investors L.P., our other co-sponsors. Patrick J. Landers, our president and a director, is a managing director of LLM. Certain LLM professionals have worked together since 1991 and have significant experience in the private equity and investment banking businesses. We believe that we will benefit from the deal sourcing contacts as well as the specific company and industry investment experience of each of the LLM investment professionals.

In addition, we will seek to benefit from the experience gained by Mr. Landers and other LLM professionals in connection with Prospect Acquisition Corp., or Prospect, a special purpose acquisition company that also was co-sponsored by LLM Structured Equity Fund L.P. and LLM Investors L.P. Mr. Landers was president and a director of Prospect. Prospect completed an initial public offering on November 14, 2007, raising $250 million of gross proceeds, and consummated a business combination with

Kennedy-Wilson, Inc. (KWIK.PK), an international real estate investment and services company, on November 13, 2009. Prospect was focused on the financial services industry, and its chairman and chief executive officer previously had been the chief executive officer of a company in the financial services industry in which LLM professionals had invested.

Similarly, our chairman and chief executive officer, John L. Shermyen, was a founder of LogistiCare, Inc., or LogistiCare, a company in which LLM professionals invested and which operates in the healthcare industry in which we intend to focus. LogistiCare is a provider of non-emergency medical transportation management solutions. Mr. Shermyen served as the president and chief executive officer of LogistiCare from 1994 until July 2009, 19 months after LogistiCare was sold to Providence Service Corp. (NasdaqGS:PRSC).

We have not conducted, and no person or entity acting on our behalf has conducted, any research with respect to identifying the number and characteristics of the potential business combination candidates within our targeted industry, or any industry, or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms, or at all.

We have identified the following general criteria that we believe are important and that we intend to use in evaluating prospective target businesses. While we intend to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will be essential to deciding whether or not to pursue a particular opportunity. Further, any particular business combination opportunity which we ultimately determine to pursue may not meet one, more or any of these criteria:

•	History of Profitability and Free Cash Flow. We will seek to acquire one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation (i.e. companies that typically generate cash in excess of that required to maintain or expand the business’ asset base). We will focus on companies that have predictable and recurring revenue streams and an emphasis on low capital expenditure requirements.

•	Strong Management Team. We will seek to acquire one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.

•	Opportunities for Add-on Acquisitions. We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions. Our ability to source proprietary opportunities and execute transactions will help the business we acquire serve as a platform for further add-on acquisitions.

•	Spin-Offs/Divestitures from Larger Companies. We will focus on one or more businesses or assets that are part of larger companies, which the owners seek to divest or spin-off in order to monetize their investment.

•	Defensible Business Niche. We will focus on one or more businesses or assets that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors and seek to acquire those that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

•	Diversified Customer and Supplier Base. We will seek to acquire businesses or assets that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet any of the above criteria and guidelines, we will disclose that the target business does not meet any of the above criteria in our stockholder communications related to our initial business combination, which, as discussed is this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our sponsors, officers and directors, as well as their affiliates, may bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us. We anticipate that various unaffiliated sources, including investment bankers, venture capital funds, private equity funds and other members of the financial community will bring target business candidates to our attention. These unaffiliated sources may also bring target businesses to our attention by our soliciting them through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of business we are targeting.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review, which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information, which will be made available to us.

While we do not intend to pursue an initial business combination with a company that is affiliated with our sponsors, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete our initial business combination with such a company, we, or a committee of our independent directors, would obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that such a business combination is fair to our stockholders from a financial point of view.

Each of our officers and directors has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, 18 months after the closing of this offering or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $50 million or more, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our officers and directors currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, our officers and directors have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have completed our initial business combination or we have failed to complete our initial business combination within 18 months from the closing of this offering.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of LLM Capital Partners LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. has granted us a “right of first refusal” with respect to an acquisition of any company or assets in the healthcare industry whose enterprise value is $50 million or more. Pursuant to this right of first refusal, each of these entities has agreed to present any investment or purchase opportunity in a company or assets meeting these criteria to a committee of our independent directors for our review and that it will not enter into any agreement to purchase or invest in such company or assets until our committee of independent directors has had a reasonable period of time to determine whether or not to pursue such opportunity. This right of first refusal will expire upon the earlier to occur of (i) the completion of our initial business combination or (ii) 18 months after the closing of this offering.

We will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.85 per share, or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full, including funds being held in the trust account attributable to the contingent fees payable solely in the event that we complete our initial business combination. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants, which will expire worthless in the event we do not consummate our initial business combination. Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination.

Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their business combinations and related redemptions of public shares for cash upon consummation of such business combinations, even when a vote is not required by law, we intend to consummate our initial business combination without a stockholder vote and conduct the related redemptions of our shares of common stock pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.

If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for other business or legal reasons, we will conduct the redemptions like many other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 88% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. If we seek shareholder approval, our initial stockholders have agreed to vote their initial shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination. Public stockholders may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Our sponsors, officers and directors have agreed that we will only have 18 months from the closing of this offering to complete our initial business combination. If we do not complete our initial business combination within such 18-month period, our amended and restated certificate of incorporation requires that we (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We view the foregoing provisions contained in our amended and restated certificate of incorporation as obligations to our stockholders and will not take any action to amend or waive any of such provisions except in connection with the completion of our initial business combination.

Private Placements

In July 2010, John L. Shermyen, LLM Structured Equity Fund L.P. and LLM Investors L.P. purchased an aggregate of 1,437,500 shares of our common stock, for an aggregate purchase price of $25,000, or approximately $0.0174 per share. These shares are referred to throughout this prospectus as the initial shares and consist of (i) 638,889 shares (up to 83,333 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) which will be held in escrow until the first anniversary of our initial business combination and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the underwriter’s over-

allotment option is not exercised in full) which will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. Subsequent to the purchase of the initial shares, (i) John L. Shermyen transferred at cost an aggregate of 35,578 of these shares to William A. Landman, one of our advisory board members, and Alan W. Pettis and E. David Hetz, each of whom is a director, (ii) LLM Investors L.P. transferred at cost an aggregate of 1,343 of these shares to E. David Hetz and (iii) LLM Structured Equity Fund L.P. transferred at cost an aggregate of 34,235 of these shares to John A. Svahn, a director, and E. David Hetz. Our initial stockholders have contractually agreed with us that they will have no ability to vote any of the 798,611 shares being held in escrow until such time, if ever, that such shares are released to them.

The initial shares are identical to the shares of common stock included in the units being sold in this offering except that our initial stockholders have agreed (i) to waive their redemption rights with respect to their initial shares and public shares in connection with the completion of our initial business combination and (ii) to waive their redemption rights with respect to their initial shares if we fail to complete a business combination within 18 months from the closing of this offering, although they will be entitled to redemption rights with respect to any public shares they own if we fail to complete a business combination within such time period. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their initial shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination.

Simultaneously with the completion of this offering, our sponsors and certain of our directors have agreed to purchase an aggregate of 5,000,000 warrants from us at a price of $0.50 per warrant ($2,500,000 in the aggregate) in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act of 1933, as amended, or the Securities Act. These warrants are referred to throughout this prospectus as the private placement warrants. Each private placement warrant entitles the holder to purchase one share of our common stock at $11.50 per share. The $2,500,000 in proceeds from the sale of the private placement warrants will be added to the proceeds of this offering and placed in a trust account at J.P. Morgan Chase, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. If we do not complete an initial business combination within 18 months from the closing of this offering, the $2,500,000 in proceeds from the sale of the private placement warrants will be used to fund our redemption of the public shares, and the private placement warrants will expire worthless.

The private placement warrants will be identical to the warrants included in the units sold in this offering except that they (i) may be exercised for cash or on a cashless basis, as described in this prospectus, (ii) will be subject to certain transfer restrictions described in more detail below and (iii) are not subject to being called for redemption by us so long as they are held by our sponsors, certain of our directors or any of their permitted transferees. In addition, the private placement warrants will be held in escrow until 30 days following the completion of our initial business combination.

No placement fees will be payable in connection with our sale of the initial shares and the private placement warrants.

Prior to the date of this prospectus, we have filed a Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act.

Our executive offices are located at 265 Franklin Street, 20th Floor, Boston, Massachusetts 02110, and our telephone number at that location is 617-330-7755.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 19 of this prospectus.

Securities offered	5,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Proposed OTCBB symbols for our:

Units “ ”
Common Stock “ ”
Warrants “ ”

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will trade separately beginning on the fifth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option (which is 45 days from the date of this prospectus), its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the underwriters’ over-allotment option, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the closing of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised and the proceeds were not reflected in the audited balance sheet filed with this Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information reflecting the exercise of the underwriters’ over-allotment option.

	After the Private Placements		After the Private Placements
Number of Securities to be Outstanding	and Before this Offering		and After this Offering

Units	0		5,000,000
Common Stock	1,437,500	(1)(3)	6,250,000	(2)(3)
Warrants	5,000,000		10,000,000

(1)	Includes up to 187,500 shares of common stock held by our initial stockholders that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised.

(2)	Assumes no exercise of the underwriters’ over-allotment option, and the resulting forfeiture of 187,500 shares of common stock.

(3)	Includes 694,444 shares of common stock held by our initial stockholders that are held in escrow and are subject to forfeiture on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. Our initial stockholders have contractually agreed with us that they will have no ability to vote any of the 694,444 shares being held in escrow until such time, if ever, that such shares are released to them.

Warrant exercisability	Each warrant is exercisable for one share of our common stock.

Warrant exercise price	$11.50 per share, subject to adjustments as described herein.

Warrant exercise period	The warrants will become exercisable on the later of:

• 30 days after the completion of our initial business combination; or

• 12 months from the closing of this offering;

provided, that the warrants will be exercisable for cash only if we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock. Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon exercise of the warrants is not effective within a specified period following the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis, subject to the conditions described herein.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination, or earlier upon redemption.

Registration of shares underlying warrants	We are not registering the shares of common stock issuable upon exercise of the warrants at this time. We have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (excluding private placement warrants held by our sponsors and certain of our directors, or their permitted assigns):

• in whole and not in part;

• at a price of $0.01 per warrant;

• on not less than 30 days prior written notice of redemption, or the 30-day redemption period; and

• if, and only if, the last sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock available throughout the 30-day redemption period.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption.

If we call the warrants for redemption as described above, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Initial Shares	In July 2010, John L. Shermyen, LLM Structured Equity Fund L.P. and LLM Investors L.P. purchased an aggregate of 1,437,500 shares of our common stock, for an aggregate purchase price of $25,000, or approximately $0.0174 per share. These shares are referred to throughout this prospectus as the initial shares and consist of (i) 638,889 shares (up to 83,333 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) which will be held in escrow until the first anniversary of our initial business combination and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the underwriter’s over-allotment option is not exercised in full) which will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. Subsequent to the purchase of these shares, (i) John L. Shermyen transferred at cost an aggregate of 35,578 of these shares to William A. Landman, one of our advisory board members, and Alan W. Pettis and E. David Hetz, each of whom is a director, (ii) LLM Investors L.P. transferred at cost an aggregate of 1,343 of these shares to E. David Hetz and (iii) LLM Structured Equity Fund L.P. transferred at cost an aggregate of 34,235 of these shares to John A. Svahn, a director, and E. David Hetz. Our initial stockholders have contractually agreed with us that they will have no ability to vote any of the 798,611 shares being held in escrow until such time, if ever, that such shares are released to them.

The initial shares are identical to the shares of common stock included in the units being sold in this offering except that our initial stockholders have agreed (i) to waive their redemption rights with respect to their initial shares and public shares in connection with the completion of a business combination and (ii) to waive their redemption rights with respect to their initial shares if we fail to consummate a business combination within 18 months from the closing of this offering, although they will be entitled to redemption rights with respect to any public shares they own if we fail to complete a business combination within such time period. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their initial shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination.

Private Placement Warrants	Our sponsors and certain of our directors have agreed to purchase an aggregate of 5,000,000 private placement warrants, each entitling the holder to purchase one share of our common stock at $11.50 per share, at a price of $0.50 per warrant ($2,500,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 18 months from the closing of this offering, the proceeds of the sale of the private placement warrants will used to fund the redemption of our public shares (subject to the requirements of applicable law), and the private placement warrants will expire worthless.

The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination and they will be non-redeemable so long as they are held by the sponsors, certain of our directors, or their permitted assigns. If the private placement warrants are held by holders other than the sponsors, certain of our directors, or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Proceeds to be held in trust account	Of the net proceeds we receive from this offering and the sale of the private placement warrants, $49,250,000 (including $2,500,000 in proceeds from the sale of the private placement warrants) or approximately $9.85 per public share ($56,525,000, or approximately $9.83 per public share, if the underwriters’ over-allotment option is exercised in full) will be deposited into a segregated trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Except for a portion of the interest income that may be released to us to pay any franchise or income taxes, none of the funds held in trust will be released from the trust account until the earlier of (i) the completion of our initial business combination within 18 months from the closing of this offering and (ii) our redemption of 100% of the public shares sold in this offering if we are unable to consummate our initial business combination within 18 months from the closing of this offering (subject to the requirements of applicable law). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders. In the event we seek stockholder approval in connection with our initial business combination, public stockholders exercising their redemption rights and voting (1) in favor of the business combination will be entitled to receive a pro rata portion of the trust account including interest and (2) against the business combination will be entitled to receive a pro rata portion of the trust account excluding interest, in each case less any franchise and income taxes payable.

None of the warrants may be exercised until 30 days after the completion of our initial business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Anticipated expenses and funding sources	Unless and until our initial business combination is completed, the proceeds held in the trust account (net of franchise and income taxes payable) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Expenses incurred while seeking a business combination may be paid prior to our initial business combination only from $1,250,000 of the offering proceeds not held in the trust account.

In order to meet our working capital needs following the closing of this offering, certain of our sponsors or their affiliates or our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such sponsor, officer or director deems reasonable in its, his or her sole discretion. If we complete our initial business combination, we would repay such loaned amounts. If we do not complete our initial business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Other than the conversion price discussed above, the terms of such loans by our sponsors, officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. However, such loans will not have any recourse against the trust account nor bear any interest prior to the consummation of the business combination and will have other terms that are no more favorable to the lenders than could be obtained from a third party.

Limited payments to insiders	There will be no finder’s fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our sponsors, officers, directors or our or their affiliates for services rendered to us prior to or in connection with the completion of our initial business combination, other than:

• repayment of an aggregate of $75,000 in non-interest bearing loans and advances, outstanding as of July 30, 2010, made by two of our sponsors to cover offering-related and organizational expenses;

• payment of an aggregate of $7,500 per month to LLM Capital Partners LLC to compensate it for our use of its office space, general and administrative services and secretarial support;

• reimbursement for any out-of-pocket expenses related to finding, identifying, investigating and completing an initial business combination, provided that if we do not complete an initial business combination, we may only use the working capital held outside of the trust account to make such reimbursement; and

• repayment of loans made by our sponsors or an affiliate of our sponsors or certain of our officers and directors to finance transaction costs in connection with finding, identifying, investigating and completing an initial business combination, provided that if we do not complete an initial business combination, we may only use the working capital held outside of the trust account to repay such loaned amounts.

Conditions to consummating our initial business combination	There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. In no event will we acquire less than a controlling interest in a target business. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into. Even though our company will own a controlling interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

Private transactions if we hold a stockholder vote	Solely if we hold a stockholder vote to approve our initial business combination, and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business combination with proceeds released to us from our trust account immediately following the completion of our initial business combination. Our sponsors, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our sponsors, directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate that we or our sponsors, directors, officers, advisors or our or their affiliates will pay any premium purchase price for such public shares, in the event we do, the payment of a premium may not be fair to, or in the best interest of, those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.

Redemption rights for public stockholders upon completion of our initial business combination	We will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.85 per share, or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full, including funds being held in the trust account attributable to the contingent fees payable solely in the event that we complete our initial business combination. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants, which will expire worthless in the event we do not consummate our initial business combination. Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination.

Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their business combinations and related redemptions of public shares for cash upon consummation of such business combinations, even when a vote is not required by law, we intend to consummate our initial business combination without a stockholder vote and conduct the related redemptions of our shares of common stock pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.

If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for other business or legal reasons, we will conduct the redemptions like many other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 88% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. If we seek shareholder approval, our initial stockholders have agreed to vote their initial shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination. Public stockholders may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. Our tender offer materials or proxy statement will set forth specific procedures that public stockholders must follow in order to redeem their shares.

Redemption payments and limitation if we hold a stockholder vote	If we hold a stockholder vote to approve our initial business combination, public stockholders voting in favor of the business combination and electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, but our public stockholders voting against the business combination and electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account excluding any amounts representing interest earned on the trust account, less franchise and income taxes payable.

10% limitation on redemption rights if we hold a stockholder vote	Notwithstanding the foregoing redemption rights, and solely if we hold a stockholder vote to approve our initial business combination, and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming their shares with respect to more than an aggregate of 10% of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to seek to exercise their redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination. However, we would not be restricting our stockholders’ ability to vote all of their shares for or against a business combination.

Release of funds in trust account on closing of our initial business combination	Upon the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights and to pay contingent fees. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

Redemption of common stock and dissolution and liquidation if no initial business combination	Our sponsors, officers and directors have agreed that we will only have 18 months from the closing of this offering to complete our initial business combination. If we do not complete our initial business combination within such 18-month period, our amended and restated certificate of incorporation requires that we (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We view the foregoing provisions contained in our amended and restated certificate of incorporation as obligations to our stockholders and will not take any action to amend or waive any of such provisions except in connection with the completion of our initial business combination.

There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate our initial business combination within the 18-month time period.

Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares if we fail to complete an initial business combination within 18 months from the closing of this offering, but will be entitled to redeem any public shares they may beneficially own, in the event we do not complete our initial business combination within the required timeframe.

Although we will seek to have all third parties such as vendors, service providers, prospective target businesses and other entities with which we do business enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. John L. Shermyen, our chairman, chief executive officer and co-sponsor, and each of LLM Structured Equity Fund L.P. and LLM Investors L.P., our other co-sponsors, have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $9.85 per share (or approximately $9.83 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Shermyen, LLM Structured Equity Fund L.P. and LLM Investors L.P. will not be responsible to the extent of any liability for such third party claims.

Escrow of initial shares and private placement warrants	On the date of this prospectus, our initial stockholders will place the initial shares and holders of our private placement warrants will place such warrants into a segregated escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in accordance with the majority of the votes cast by the public stockholders in the event we seek stockholder approval in connection with our initial business combination and waive any rights to participate in any redemption if we fail to consummate our initial business combination, (i) 638,889 shares (up to 83,333 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) will be held in escrow until the first anniversary of our initial business combination and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the underwriter’s over-allotment option is not exercised in full) will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. Our initial stockholders have contractually agreed with us that they will have no ability to vote any of the 798,611 shares being held in escrow until such time, if ever, that such shares are released to them.

The private placement warrants will not be released from escrow until 30 days following the completion of our initial business combination.

Permitted transferees means immediate family members of the holder, trusts established by the holder for estate planning purposes and affiliates of the holder.

Determination of offering amount	In consultation with the underwriters, we determined the size of the offering, in part, based upon our beliefs concerning the capital that could be successfully raised given market conditions. In addition, our management concluded, based on their collective experience, that without considering any possible redemptions in connection with the successful completion of our initial business combination, an offering of this size, together with the proceeds of the sale of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any specific research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses or that we will be able to obtain any necessary financing.

Risks

We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision as to whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Comparison to Offerings of Blank Check Companies.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

SUMMARY FINANCIAL DATA

The following table is derived from and summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements and the related notes, which are included elsewhere in this prospectus. We have not had any significant operations to date; therefore, only balance sheet data are presented.

	As of July 30, 2010
	Actual	As Adjusted

Balance Sheet Data:
Working capital (deficiency)	$(43,000)	$49,617,250
Total assets	158,000	50,515,000
Total liabilities	143,000	997,750
Value of common stock that may be redeemed in connection with our initial business combination	—	43,340,000
Stockholders’ equity	15,000	6,177,200	(1)

(1)	Excludes $43,340,000 comprised of 4,400,000 shares (88% of 5,000,000 shares sold in the offering), multiplied by an initial per-share redemption price of approximately $9.85, subject to possible redemption rights in connection with our initial business combination and assumes the underwriters’ over-allotment has not been exercised.

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement warrants, repayment of the $75,000 loan made to us by two of our sponsors, and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $49,250,000 held in the trust account for the benefit of our public stockholders. Except for a portion of the interest income earned on the trust account balance that may be released to us to pay franchise and income taxes, the funds held in the trust account will be available to us only upon the consummation of a business combination within 18 months from the closing of this offering. The “as adjusted” working capital and “as adjusted” total assets include approximately $997,750 being held in the trust account (approximately $1,132,075 if the underwriters’ over-allotment option is exercised in full) representing contingent fees payable only upon the completion of our initial business combination within 18 months from the closing of this offering and assuming 88% of our public stockholders redeem their shares.

If we do not consummate our initial business combination within such 18-month period, we will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but in no event more than 2 business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation. Our initial stockholders have agreed to waive their rights to participate in any redemption with respect to their initial shares as part of our redemption of the public shares sold in this offering if we fail to consummate our initial business combination within such 18 month period.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, the focus of which is to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business combination, one or more operating businesses or assets that we have not yet identified. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have no present revenue and will not generate any revenues or income until, at the earliest, after the completion of our initial business combination. We do not know when or if a business combination will occur.

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may consummate our initial business combination even though holders of a majority of the outstanding shares of common stock do not support such a combination.

We may not hold a stockholder vote before we consummate our initial business combination unless the business combination would require stockholder approval under applicable state law or we decide to hold a stockholder vote for other business or legal reasons. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of our common stock do not approve of the business combination we consummate.

Your only opportunity to affect the investment decision regarding our initial business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of our initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses or assets. Since our board of directors may consummate our initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on our initial business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination. In addition, your election to exercise your redemption rights could still be rejected if holders of more than 88% of our public shares elect to exercise their redemption rights, or if, as a condition of the consummation of the business combination, we are required to meet a certain minimum valuation.

The ability of our stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it more difficult for us to enter into a business combination with a target.

Although we permit holders of no more than 88% of our public shares to exercise their redemption rights, a potential target may make it a closing condition to our initial business combination that we exceed a certain minimum net asset valuation at the time of closing or have a certain amount of cash. If the number of our public stockholders electing to exercise their redemption rights would have the effect of reducing the amount of money available to us to consummate our initial business combination below such minimum net asset valuation, we may not be able to meet such a closing condition, and as a result, would not be able to consummate our initial business combination.

The ability of a large number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their redemption rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may not be able to consummate our initial business combination within the required timeframe, in which case we will be forced to redeem our public shares and liquidate.

Our sponsors, officers and directors have agreed that we will only have 18 months from the closing of this offering to consummate our initial business combination. We may not be able to find a suitable target business and complete a business combination within such time period. If we do not consummate our initial business combination within such 18-month period, we will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than two business days thereafter, redeem 100% of our public shares subject to applicable law and as further described herein. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. Therefore, we may not be able to complete our initial business combination within the required timeframe.

Our negotiating position and our ability to conduct due diligence on potential business combination targets may decrease as we approach our initial business combination deadline, which could undermine our ability to consummate our initial business combination that would produce value for our stockholders.

Pursuant to our amended and restated certificate of incorporation, among other things, we must complete our initial business combination within 18 months from the date of our initial public offering or redeem 100% of our public shares. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. As the end of such time frame nears, our need to consummate our initial business combination with a then-current prospective target business will increase, which may decrease our negotiating power to obtain the best possible deal. In addition, such time restraints may result in limited time to conduct due diligence and, as a result, our due diligence investigation may not be as detailed as would otherwise be the case.

If we do not complete our initial business combination within the prescribed time frame, our public stockholders may receive less than $10.00 per share on our related redemption of our public shares, and our warrants will expire worthless.

If we do not complete our initial business combination within the prescribed time frame and are forced to redeem 100% of our public shares, the per-share redemption amount received by our stockholders may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking our initial business combination. If we do not complete our initial business combination and have expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of franchise and income taxes payable, the per-share redemption amount received by stockholders would be $9.85, or

$0.15 less than the per-unit offering price of $10.00 (or $9.83, or $0.17 less if the underwriters’ over-allotment option is exercised in full). Furthermore, our outstanding warrants are not entitled to participate in the redemption and the warrants will therefore expire worthless if we redeem our public shares and liquidate before completing our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will be forced to wait, at a minimum, the full 18 months from the closing of this offering before receiving distributions from the trust account. A stockholder that needs to liquidate its investment, therefore, would have to sell its public shares or warrants, potentially at a loss.

We have until the date that is 18 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate our initial business combination within 18 months from the closing of this offering, we will cease all operations except for the purpose of winding up, redeem our public shares, and liquidate and dissolve, as described in this prospectus. In addition, if our plan to redeem our public shares is not consummated for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, investors may be forced to wait beyond 18 months before they receive the return of their pro rata portion of the proceeds from our trust account. Except for the above redemption, we have no obligation to return funds to investors prior to the date of our liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their shares.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than approximately $9.85 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, such entities may not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and may seek recourse against the trust account for any reason. Upon redemption of our public shares if we are unable to complete our initial business combination within the required timeframe or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors which were not waived that may be brought against us within the subsequent 10 years following redemption. Accordingly, the per share redemption amount received by stockholders could be less than the $9.85 per public share held in the trust account, including interest and net of any franchise and income taxes payable (or approximately $9.83 per public share if the underwriters’ over-allotment option is exercised in full), due to claims of such creditors. John L. Shermyen, our chairman, chief executive officer and co-sponsor, and each of LLM Structured Equity Fund L.P. and LLM Investors L.P., our other co-sponsors, have agreed that upon our liquidation, they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $9.85 per public share (or approximately $9.83 per public share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Shermyen, LLM Structured Equity Fund L.P. and LLM Investors L.P. will not be responsible to the extent of any liability for such third party claims. Additionally, in the event either LLM Structured Equity Fund L.P. or LLM Investors L.P. undertakes a liquidating distribution while their indemnification obligations are outstanding, they have agreed to use reasonable efforts to set aside from such distribution adequate reserves to cover the reasonably anticipated liabilities which may be incurred by them.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our directors may decide not to enforce Mr. Shermyen’s, LLM Structured Equity Fund L.P.’s and LLM Investors L.P.’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $9.85 per public share (or approximately $9.83 per public share if the underwriter’s over-allotment option is exercised in full) by claims that are covered by the indemnification obligations of our sponsors and our sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against our sponsors to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $9.85 per public share by claims that are covered by the indemnification obligations of our sponsors (or approximately $9.83 per public share if the underwriters’ over-allotment is exercised in full).

If we seek stockholder approval of our initial business combination, we, our sponsors, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support and have other negative consequences.

Solely in the event we seek stockholder approval of our business combination, and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business combination with proceeds released to us from our trust account immediately following the completion of our initial business combination. Our sponsors, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. The purpose of such arrangements would be to (i) increase the likelihood of satisfaction of the requirement that no more than 88% of our outstanding shares of common stock demand to redeem their shares, (ii) increase the likelihood of obtaining stockholder approval of the business combination or (iii) satisfy a minimum valuation requirement, where it appears that such requirements would otherwise not be met. Neither we nor our sponsors, directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. If such a purchase is made after the record date for the stockholder meeting, such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we, our sponsors, directors, officers, advisors or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. This will have the effect of reducing the number of shares redeemed, making it more likely that the required stockholder vote needed to approve the business combination is achieved, and therefore making it more likely that we would be able to consummate our initial business combination. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In the event we are the buyer in such privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of our initial business combination.

Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after our initial business combination;

•	the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with our initial business combination; and

•	because the stockholders who sell their shares in a privately negotiated transaction as described above may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of franchise and income taxes payable, our remaining stockholders may bear the entire payment of such franchise and income taxes. That is, if we seek stockholder approval of our initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise and income taxes payable than it would have been in the absence of such privately negotiated transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after our initial business combination will bear the economic burden of the entire contingent fees and a larger percentage of the franchise and income taxes payable.

Neither we nor any of our sponsors, directors, officers, advisors or their respective affiliates or any third parties has agreed to purchase any such shares, and the failure to so agree at the applicable time could adversely impair our ability to consummate our initial business combination. Moreover, even if we or our sponsors, directors, officers, advisors and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate our initial business combination.

We do not intend to establish an audit committee or a compensation committee until the completion of our initial business combination. Until such time, no formal committee of independent directors will review matters related to our business, and such lack of review could negatively impact our business.

Our board of directors intends to establish an audit committee and a compensation committee upon completion of our initial business combination. At that time, our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either one. Accordingly, there will not be a separate formal committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses nor will there be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. The absence of such committees to review the matters discussed above until the completion of our initial business combination could negatively impact our operations and profitability.

Our securities will be quoted on the Over-the-Counter Bulletin Board quotation system, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange.

Our units, common stock and warrants will be traded in the over-the-counter market and will be quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, which is a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTCBB will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 of the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules, such as a requirement that we consummate a business combination with a target whose fair market value is equal to 80% of the proceeds in our trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable, as set forth in this prospectus, prior to completion of a business combination. For a more complete discussion of the differences between the terms of this offering and terms of an offerings subject to Rule 419, please see “Proposed Business — Comparison of Offering to Blank Check Companies” below.

If the net proceeds of this offering not being placed in the trust account are insufficient to allow us to operate for at least the next 18 months, we may not be able to complete an initial business combination.

Upon the date of this prospectus, $1,250,000 of the net proceeds of this offering not held in the trust account will be available to us for at least the next 18 months to cover expenses incurred in connection with a business combination or to cover expenses in connection with our liquidation if we do not complete our initial business combination during that time. These amounts may prove to be insufficient especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not completed.

We could use a portion of the $1,250,000 not held in trust to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such an agreement with a prospective target where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of a merger or other agreement or if our costs are otherwise higher than expected, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the sponsors or from third parties, to continue operating. We may not be able to obtain additional financing and our sponsors and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating our initial business combination. In such a case, our public stockholders may receive less than $10.00 per share on our related redemption of our public shares, and our warrants will expire worthless.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the

Investment Company Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted funds and may hinder our ability to consummate a business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share as part of our redemption of the public shares, and our warrants will expire worthless.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate our initial business combination within 18 months from the closing of this offering may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 180-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following our 18th month in the event we do not complete an initial business combination and, therefore, we do not intend to comply with these procedures.

Because we will not be complying with certain procedures set forth in Section 280 of the Delaware General Corporation Law, as set forth above, a stockholder who received distributions in the redemption may be liable for the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder until the third anniversary of the distribution.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants when the warrants are exercisable exercise their warrants, a registration statement may not be effective, in which case our warrant holders may not be able to exercise their warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants when the warrants are exercisable, and we intend to comply with our undertaking, we may not be able to do so. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. If we do not maintain an effective registration statement and current prospectus, the warrant agreement permits holders of warrants to exercise their warrants on a cashless basis under certain circumstances. However, holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants held by a public stockholder will be exercisable and we will not be obligated to issue shares of common stock unless, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants is current and available and a related registration statement is effective and the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale, and some states will not have exemptions for the issuance of shares upon exercise, even on a cashless basis. The value of the warrants will be greatly reduced if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. We have no obligation to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register the shares underlying the warrants under applicable state securities laws or qualify for an exemption, and the warrants may expire unexercised and unredeemed. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

We intend to consummate a business combination with an operating company in a segment of the healthcare industry, but do not have a particular focus on businesses or assets involved in the healthcare industry. As we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business, may not be able to vote in connection with such business combination and will be relying on our management’s ability to identify a target business or businesses and complete a business combination.

We intend to focus on businesses in the healthcare industry or healthcare-related assets, but we may pursue opportunities in other business sectors. Although we may consider a target business in any segment of the healthcare industry, we intend to concentrate our search for an acquisition target in the following segments:

•	healthcare services, including managed care and healthcare financing;

•	healthcare information technology;

•	healthcare facilities;

•	diagnostics;

•	life sciences; and

•	medical equipment, devices and supplies.

As we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business until we provide our stockholders with tender offer documents or proxy materials concerning the business combination. We do not intend to provide stockholders with the opportunity to vote upon any proposed business combination, although we may do so for business or other legal reasons. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of those entities which our management may not properly ascertain. An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. Management’s flexibility in identifying and selecting a prospective acquisition target, along with management’s financial interest in consummating an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of the our stockholders.

Many blank check companies are required to consummate their initial business combination with a target whose value is equal to at least 80% of the amount of money deposited in the trust account of the blank check company at the time of entry into a materially definitive agreement. Because we do not have the limitation that a target business have a minimum fair market enterprise value of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, we will have considerable flexibility in identifying and selecting a prospective acquisition target. Investors will be relying on our management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition target, along with management’s financial interest in consummating an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if we pay too much for our initial business combination target.

We may not be required to obtain an opinion from an independent investment banking firm, and consequently you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the private placement warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 83,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and of the 1,000,000 shares of preferred stock a total of 1,000,000 will be available for issuance. Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share as part of the related redemption of our public shares, and our warrants will expire worthless.

We anticipate the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share as part of the related redemption of our public shares, and our warrants will expire worthless.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may not remain with us following our initial business combination. The loss of our key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Certain of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business combination.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. While our officers and directors have agreed to present business opportunities first to us, subject to any pre-existing duty they may have, they may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they owe fiduciary duties. Certain of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations, subject to the “right of first refusal” described below. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

Patrick J. Landers serves as president and chief executive officer of Annascaul Advisors LLC. Peter Schofield serves as chief financial officer of Washington & Congress Managers, LLC. Both Messrs. Landers and Schofield have a pre-existing fiduciary duty to these respective companies and may not present opportunities to us that otherwise may be attractive to us unless these entities have declined to accept such opportunities.

Messrs. Landers and Schofield also have fiduciary obligations to LLM Structured Equity Fund L.P. and LLM Investors L.P. These funds are private equity funds focused on investing growth capital in mid-sized companies in various industries. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from the affiliations that Messrs. Landers and Schofield have with these funds, each of LLM Capital Partners LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. has granted us a “right of first refusal” with respect to an acquisition of any company or assets in the healthcare industry whose enterprise value is $50 million or more. Pursuant to this right of first refusal, LLM Capital Partners LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. has each agreed pursuant to a written agreement with us, to present to us, for our consideration, prior to presentation to any other entity, any relevant business opportunity with an enterprise value of $50 million or more and they will not, and will cause each other company or entity under their management or control not to, pursue such business opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity. This right of first refusal will expire upon the earlier to occur of (i) the completion of our initial business combination or (ii) 18 months after the closing of this offering.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with our initial business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may not be able to remain with the company after the consummation of a business combination unless they are able to negotiate employment or consulting agreements in connection with a business combination. If, as a condition to a potential initial business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that our existing officers and directors remain if it is believed to be in the best interests of the combined company after the consummation of the business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of a business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us.

The officers and directors of an acquisition target may resign upon consummation of a business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition target’s key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition target’s management team will remain associated with the acquisition target following a business combination, it is possible that members of the management of an acquisition target will not wish to remain in place. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our sponsors, directors, officers or advisors, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our sponsors, directors, officers or advisors, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors, advisors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate, and our amended and restated certificate of incorporation provides that we may not consummate, a business combination with a target business that is affiliated with our sponsors, our directors, officers or advisors or any of our or their affiliates unless we, or a committee of our independent directors, obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our stockholders from a financial point of view. This will not, however, provide assurance that a different business combination would not have been more profitable.

Since our initial stockholders will lose their entire investment in us if a business combination is not completed and may be required to pay costs associated with our liquidation and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

Our initial stockholders’ initial shares will be worthless if we do not consummate our initial business combination. In addition, our sponsors and certain of our directors have agreed to purchase warrants exercisable for our common stock (for $2,500,000 in the aggregate), which will also be worthless if we do not consummate a business combination. In addition, in the event we are forced to liquidate, our sponsors have agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses. The personal and financial interests of our officers, directors and advisory board members may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

Since our officers and directors will lose their entire investment if we are unable to complete our initial business combination, in the event we seek stockholder approval of our initial business combination, our intention to pay only holders of our common stock voting in favor of such business combination a pro rata portion of the interest earned on our trust account may be viewed as a conflict of interest.

Our officers and directors will lose their entire investment in us if we are unable to consummate a business combination within 18 months from the date of this prospectus. The personal and financial interests of our officers, directors and advisory board members may influence their motivation in identifying and selecting a target business combination and completing an initial business combination. As a result of this potential conflict, our intention, solely in the event we seek stockholder approval of our business combination, to only pay holders of our common stock who vote in favor of such combination a pro rata portion of the interest earned on the trust account may be viewed as a conflict of interest and may be challenged as not enforceable.

The requirement that we complete an initial business combination within 18 months from the closing of this offering may motivate our officers and directors to approve a business combination that is not in the best interests of stockholders.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination within 18 months from the closing of this offering, then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid, and we will liquidate. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers and directors may have an incentive to complete a business combination that is not in the best interest of our stockholders.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary, or financial, interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our officers, directors, security holders or affiliates from having a direct or indirect pecuniary, or financial, interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities quoted on the OTCBB, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market and economic conditions. Once quoted on the OTCBB, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. You may be unable to sell your securities unless a market can be established or sustained.

If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we will apply to have the securities registered. Although the states are preempted from regulating the resales of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales in their states.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Market Improvement Act of 1996, the states are pre-empted from regulating transactions in covered securities. We will file periodic and annual reports under the Exchange Act and our securities will be considered covered securities. Therefore, the states will be pre-empted from regulating the resales of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable. However, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state other than Idaho having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting — State Blue Sky Information” below.

We will probably complete only one business combination with the proceeds of this offering and the sale of the private placement warrants, meaning our operations will depend on a single business, and we will be exposed to higher risk than other entities that have the resources to complete several transactions. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering will provide us with approximately $49,250,000 (approximately $56,525,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business combination.

We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, tender offer or proxy disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market enterprise value of the remaining target businesses in the combination. Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only one business combination with the proceeds of this offering. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business, property or asset, or dependent upon the development or market acceptance of a single or limited number of products, processes or services. This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may not be able to maintain control of a target business after our initial business combination. Upon loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination to acquire less than 100% of the equity interests or assets of a target business, but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. Even though we will own a controlling interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. In addition, minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business. Upon loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

Unlike many other blank check companies, we allow our public stockholders holding no more than 88% of the shares sold in this offering to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which a substantial majority of our stockholders do not agree.

We will proceed with our initial business combination unless holders of more than 88% of our public shares redeem their shares. The 88% redemption threshold is different from the redemption or conversion thresholds used by many blank check companies. Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. As a result, we may be able to consummate a business combination even though the holders of a substantial majority of the outstanding shares of common stock do not agree with the transaction and have redeemed their shares or, solely if we hold a stockholder vote to approve our initial business combination, and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsors, officers, directors or their affiliates.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in similar blank check companies. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share. As a result, the warrants are less likely to ever be “in the money” and more likely to expire worthless.

The ability of a larger number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

In order to effect a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our certificate of incorporation or governing instruments in a manner that will make it easier for us to consummate a business combination that our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our certificate of incorporation or governing instruments in order to effectuate our initial business combination. However, we will not take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us not to redeem our public shares if we do not complete our initial business combination within 18 months from the closing of this offering except in connection with the completion of our initial business combination.

Certain provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity may be amended with the approval of at least 65% of our outstanding common stock, which is a lower amendment threshold than that of most blank check companies. It may be easier for us, therefore, to amend our certificate of incorporation to facilitate the completion of our initial business combination that our stockholders may not support.

Most blank check companies have a provision in their charter that prohibits the amendment of certain of its provisions that relate to pre-business combination activity without approval by a certain percentage of the company’s stockholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation provides that its provisions related to pre-business combination activity may be amended if approved by holders of at least 65% of our outstanding common stock. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation that govern our pre-business combination behavior more easily than other blank check companies, and this may increase our ability to consummate a business combination with which you do not agree. However, we will not take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us not to redeem our public shares if we do not complete our initial business combination within 18 months from the closing of this offering except in connection with the completion of our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. The incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial stockholders will beneficially own approximately 10% of our issued and outstanding shares of common stock (excluding any shares that may be forfeited if the last sales price of our stock does not exceed $18.00 per share or shares of our common stock cannot be exchanged for $18.00 per share, each as described in this prospectus and any units purchased in this offering). Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination. In addition, our board of directors will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to re-elect existing directors or elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsors, because of their ownership position, will have considerable influence regarding the outcome. Our initial stockholders serve on or elected others to serve on our board of directors. Accordingly, our initial stockholders will continue to exert control at least until the consummation of our initial business combination. If our initial stockholders purchase additional shares, this may increase their control.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

We believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to pay cash for a significant number of shares redeemed, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business combination.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We may redeem the outstanding warrants (excluding any private placement warrants) issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days prior written notice of redemption, and if, and only if, the last sales price of our common stock equals or exceeds $17.50 per share for any 20 trading days within the 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We will likely redeem the warrants if the market price of our common stock reaches $17.50 per share for the necessary trading period, since doing so would allow us to decrease the dilutive effect of the warrants. Redemption of the warrants could force the warrant holders to exercise the warrants, whether by paying the exercise price in cash or through a cashless exercise at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the shares of common stock issuable upon exercise of these warrants will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” “Cashless basis” means the warrant holder pays the exercise price by giving up some of the shares for which the warrant is being exercised, with those shares valued at the then current market price. Accordingly, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the common stock has a fair market value per share of $17.50 per share, then upon the cashless exercise, the holder will receive 300 shares of common stock. The holder would have received 875 shares of common stock if the exercise price was paid in cash. In addition, in the event a registration statement covering the common stock issuable upon exercise of the warrant is not effective within a specified period following the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. For purposes of calculating the number of shares issuable upon such cashless exercise, the “fair market value” of warrants will be calculated using the volume weighted average sale price of the common stock for the 10 trading days ending on the trading day prior to the date on which notice of exercise is received by the warrant agent. If our management chooses to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of shares of common stock upon a cashless exercise of the warrants they hold.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase up to 5,000,000 shares of our common stock (or up to 5,750,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be selling 5,000,000 private placement warrants, each exercisable to purchase one share of common stock at $11.50 per share. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsors, certain of our directors, or their permitted transferees, (i) they will not be redeemable by us, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination, and (iii) they may be exercised by the holders on a cashless basis.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders at least 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such adverse amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period, provide for redemption of warrants or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. Factors that were considered in making these determinations include:

•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	the ability of our management and their experience in identifying operating companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	the present state of our development and our current financial condition and capital structure;

•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

•	the general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds is more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, our assessment of the financial requirements necessary to complete a business combination may prove inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.0174 per initial share and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 66.6% or $6.66 per share (the difference between the pro forma net tangible book value per share after this offering of $3.34 and the initial offering price of $10.00 per unit).

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Compliance with the requirements under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effect a business combination, require substantial financial and management resources and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2011. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders or their permitted transferees can demand that we register the initial shares and the private placement warrants, and the shares of common stock issuable upon exercise of the private placement warrants. The registration rights will be exercisable with respect to the initial shares and the private placement warrants and the shares of common stock issuable upon exercise of such private placement warrants at any time commencing upon the date that such shares are released from escrow. We will bear the cost of registering these securities. If such persons exercise their registration rights in full, there will be an additional 1,250,000 shares of common stock (assuming no exercise of the underwriters’ over-allotment option) and up to 5,000,000 shares of common stock issuable on exercise of the private placement warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our sponsors are registered.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified proven track records, strong cash flow characteristics, strong competitive position, experienced management and diversified customer and supplier bases as general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. If we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share as part of our redemption of the public shares, and our warrants will expire worthless.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 18-month time frame.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share as part of our redemption of the public shares, and our warrants will expire worthless.

Based on publicly available information, approximately 163 similarly structured blank check companies have completed initial public offerings since August 2003, and numerous others have filed registration statements. Of these companies, 95 companies have consummated a business combination, while two companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another 65 have already or will be liquidating. There is one blank check company with $54,563,000 in a trust account seeking to enter into a business combination. Because of this and other competition from entities that are not blank check companies, we may not be able to effectuate a business combination within the required time period. Further, the fact that only 97 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the type of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Also, our obligation to pay cash for the shares of common stock redeemed in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share as part of our redemption of the public shares, and our warrants will expire worthless.

SPECIAL NOTE REGARDING FORWARD -LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for expenses. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. You should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;

•	the reduction of the proceeds held in the trust account due to third party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our capital shares or incurrence of debt to complete a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	conflicts of interest of our officers and directors;

•	potential current or future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	our sponsors’ ability to control or influence the outcome of matters requiring stockholder approval due to their substantial interest in us;

•	the adverse effect the outstanding warrants may have on the market price of our common stock;

•	the adverse effect on the market price our common stock due to the existence of registration rights with respect to the securities owned by our sponsors;

•	the lack of a market for our securities;

•	our dependence on our key personnel;

•	business and market outlook; and

•	costs of complying with applicable laws.

Additional risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 19. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 5,000,000 units at an offering price of $10.00 per unit. We estimate that the proceeds of this offering and the proceeds from the sale of the private placement warrants will be used as set forth in the following table:

		Over-Allotment
	Without Over-	Option Exercised
	Allotment Option	in Full

Gross proceeds
Proceeds from units offered to the public(1)	$50,000,000	$57,500,000
Proceeds from the sale of the private placement warrants	2,500,000	2,500,000

Total gross proceeds	$52,500,000	$60,000,000

Estimated offering expenses(2)
Underwriting commissions(3)	$1,500,000	$1,725,000
Contingent Fees(4)	2,081,250	2,375,625
Legal fees and expenses	150,000	150,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	55,000	55,000
SEC filing fee	4,100	4,100
FINRA filing fee	6,250	6,250
Blue Sky filing fees	35,000	35,000
Miscellaneous expenses	189,650	189,650

Total offering expenses	$4,081,250	$4,600,625
Net proceeds	$48,418,750	$55,399,375
Net offering proceeds not held in trust	1,250,000	1,250,000
Total proceeds held in trust (including Contingent Fees)	$49,250,000	$56,525,000

Percentage of public offering proceeds held in trust	98.50%	98.30%

	Amount	Percentage

Use of net proceeds not held in trust(5)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$500,000	40.0%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination	350,000	28.0%
Reserve for liquidation expenses	30,000	2.4%
Other miscellaneous expenses, D&O insurance, audit fees and reserves	370,000	29.6%

Total	$1,250,000	100.0%

(1)	Includes amounts payable to public stockholders holding up to 4,400,000 of the shares sold in this offering (or 5,060,000 shares if the underwriters’ over-allotment option is exercised in full) who properly redeem their shares in connection with our successful completion of our initial business combination. Assuming a per share redemption price of $9.85 per share (or approximately $9.83 per share stock if the underwriters’ over-allotment option is exercised in full), $43,340,000 of the proceeds of this offering (or approximately $49,742,000 if underwriters’ over-allotment option is exercised in full) would be payable to such stockholders.

(2)	A portion of the offering expenses have been pre-funded with the proceeds of an aggregate of $75,000 in loans and advances, as of July 30, 2010, from two of our sponsors. These loans and advances will be repaid upon the completion of this offering out of the portion of the offering proceeds that has been allocated for the payment of offering expenses.

(3)	No discounts or commissions will be paid with respect to the purchase of the private placement warrants. For purposes of presentation, the underwriting discount is reflected as the amount payable to the underwriters upon completion of this offering.

(4)	This amount includes (A) an advisory fee payable to Morgan Joseph LLC equal to 1.5% of the gross proceeds from the sale of the units to the public, (B) a contingent fee equal to 2.5% of the aggregate amount of the funds released from the trust account to us and/or to our target upon completion of our initial business combination (assuming none of our public stockholders redeem their shares of common stock) payable to Morgan Joseph LLC and such other firms (which may or may not be underwriters), if any, who are instrumental in advising us in connection with the consummation of our initial business combination (in the event that 88% of our public stockholders redeem their shares, we estimate the 1.5% contingent fee equal to $750,000 and the 2.5% contingent fee to equal $147,750) and (C) a contingent fee equal to $100,000 payable to our outside counsel for legal services rendered in connection with this offering,

(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

We may not use all of the proceeds in the trust account in connection with an initial business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or the issuance of our debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, to effect other acquisitions, or for expenses, as determined by our board of directors at that time. We intend to use the $1,250,000 not held in the trust account for expenses in connection with identifying and conducting due diligence investigations of potential business combination candidates, including legal and accounting fees and other expenses (which may include consulting fees); legal, accounting and audit fees and expenses in structuring and negotiating a business combination; possible down payments for potential business combinations; reverse break-up fees which may be payable to a target if the transaction is not consummated; payments for a lock-up or “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses); fees for directors and officers insurance; legal and audit fees in connection with our ongoing reporting obligations; and other miscellaneous expenses. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. If we pay such amounts (whether as a result of our breach or otherwise), or if our estimate of the costs of undertaking in-depth due diligence and negotiating our business combination is less than the actual amount of such costs, it could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

Commencing on the closing of this offering, we have agreed to pay LLM Capital Partners LLC a total of $7,500 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by LLM Capital Partners LLC for our benefit and is not intended to provide LLM Capital Partners LLC compensation in lieu of other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon the earlier of completion of our initial business combination, 18 months from the closing of this offering or our liquidation, we will cease paying these monthly fees.

Other than the payment of $7,500 per month payable to LLM Capital Partners LLC discussed above, no compensation of any kind (including finders, consulting or other similar fees or the issuance of any of our securities) will be paid to any of our sponsors, officers, directors or any of our or their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of, our initial business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination,” “Due diligence (excluding accounting and legal due diligence) of prospective target(s)” and “Other miscellaneous expenses, D&O insurance, audit fees and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

As of the date of this prospectus, LLM Structured Equity Fund L.P. and John L. Shermyen have loaned and advanced to us an aggregate of $75,000 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of June 30, 2011 or upon the closing of this offering. The loan will be repaid out of the portion of the of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsors or an affiliate of one or more of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Other than the conversion price described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. However, such loans will not have any recourse against the trust account nor bear any interest prior to the consummation of the business combination and will have other terms that are no more favorable to the lenders than could be obtained from a third party.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business combination with proceeds released to us from our trust account immediately following the completion of our initial business combination. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. There is no limit on the amount of shares that could be acquired by us or our affiliates if we hold a stockholder vote.

The proceeds held in the trust account may be invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. The funds held in the trust account will be held in the name of a wholly-owned subsidiary of the company that is qualified as a Massachusetts security corporation.

A public stockholder will be entitled to receive a pro rata share of the trust account (including interest, but net of franchise and income taxes) only in the event of our consummation of a business combination, if such public stockholder properly exercises its redemption rights in accordance with the conditions set forth in this prospectus, or if we redeem 100% of our public shares if we do not consummate our initial business combination within 18 months from the closing of this offering, subject to the limitations described herein. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination, but will be entitled to redeem any public shares they may own in the event we do not consummate our initial business combination.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership percentage of the issued and outstanding shares of our common stock upon the consummation of this offering (which shares shall be held in escrow and subject to partial forfeiture as described herein). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At July 30, 2010, our net tangible book value was ($43,000) or approximately ($0.03) per share of common stock. After giving effect to the sale of 5,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the private placement warrants, the deduction of underwriting discounts and commissions and estimated expenses of this offering and the deduction of contingent fees, our pro forma net tangible book value at July 30, 2010 would have been $6,177,250 or $3.34 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 4,400,000 shares of common stock that may be redeemed for cash, assuming no exercise of the underwriters’ over-allotment option) of $3.37 per share to our initial stockholders and an immediate dilution of $6.66 per share or 66.6% to new investors not exercising their redemption rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.03)
Increase attributable to public stockholders	3.37

Pro forma net tangible book value after this offering and the sale of the private placement warrants		3.34

Dilution to new investors		$6.66

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $43,340,000 because holders of 88% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest less franchise and income taxes payable) divided by the number of shares of common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Total Shares(1)		Total Consideration		Average Price
	Number	%	Amount	%	Per Share(1)

Initial Stockholders	1,250,000	20.00%	$25,000	0.05%	$0.02
Public Stockholders	5,000,000	80.00%	50,000,000	99.95%	$10.00

Total	6,250,000	100.00%	$50,025,000	100.00%	$8.00

(1)	Assumes no exercise of the underwriters’ over-allotment option and that 187,500 initial shares of common stock have been forfeited by our initial stockholders as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(43,000)
Net proceeds from this offering and sale of the private placement warrants	50,500,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	58,000
Less: Contingent fees(1)	(997,750)
Less: Proceeds held in the trust account which may be redeemed for cash ($9.85 × 4,400,000 shares)	(43,340,000)

$6,177,250

Denominator:
Shares of common stock outstanding prior to this offering(2)	1,250,000
Shares of common stock included in the units offered	5,000,000
Less: Shares of common stock subject to redemption (4,400,000 × 100%)	(4,400,000)

1,850,000

(1)	Assumes that 88% of our public stockholders redeem their shares and includes $100,000 payable to our outside counsel for legal services rendered in connection with this offering only upon completion of our initial business combination. Based on these assumptions we estimate a 1.5% contingent fee equal to $750,000 and a 2.5% contingent fee equal to $147,750.

(2)	Assumes no exercise of the underwriters’ over-allotment option and that 187,500 initial shares of common stock have been forfeited by our initial stockholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization as of July 30, 2010 and our capitalization as adjusted to give effect to this offering and the sale of the private placement warrants and the application of the estimated net proceeds therefrom as described in “Use of Proceeds” (excluding the expected interest income on the proceeds held in trust):

		As
	Actual	Adjusted(1)

Note payable to affiliates(2)	$75,000	$—
Contingent fees(3)	—	997,750
Common Stock, 187,500 shares subject to forfeiture, actual; 4,400,000 shares subject to possible redemption rights at $9.85 per share, as adjusted	—	43,340,000
Stockholders’ equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; 0 issued and outstanding, actual and as adjusted	—	—
Common Stock, $0.0001 par value, 100,000,000 shares authorized, 1,250,000 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), actual; 100,000,000 shares authorized, 6,250,000 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), including 4,400,000 shares subject to possible redemption rights, as adjusted(4)	125	625
Additional paid-in capital	24,875	6,286,625
Deficit accumulated during the development stage	(10,000)	(10,000)
Total stockholders’ equity	$15,000	$6,177,250
Total capitalization	$90,000	$50,515,000

(1)	Includes the $2,500,000 we will receive from the sale of the private placement warrants and assumes no exercise of the underwriters’ over-allotment option.

(2)	Amounts loaned pursuant to the promissory notes issued to two of our sponsors are non-interest bearing and are due on the earlier of June 30, 2011 and the closing of this offering and will be repaid from the proceeds of the offering.

(3)	This amount assumes that 88% of our public stockholders redeem their shares in connection with our initial business combination and includes $100,000 payable to our outside counsel for legal services rendered in connection with this offering only upon completion of our initial business combination. Based on these assumptions we estimate a 1.5% contingent fee equal to $750,000 (1.5% × 50,000,000) and a 2.5% contingent fee equal to $147,750 (2.5% × 12% × 49,250,000) will become payable from the amounts held in the trust account.

(4)	If we consummate a business combination, the redemption rights afforded to our stockholders may result in the conversion into cash of no more than 88% of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account, less franchise and income taxes payable, as of two business days prior to the commencement of our tender offer or stockholders meeting divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

L&L Acquisition Corp. is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business combination, which we refer to throughout this prospectus as our initial business combination, one or more operating businesses or assets that we have not yet identified. We intend to focus on businesses in the healthcare industry or healthcare-related assets, but we may pursue opportunities in other business sectors. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. We will have considerable flexibility in identifying and selecting a prospective acquisition target, except that we will not acquire another blank check company or a similar type of company. Our sponsors, officers and directors have agreed that we will only have 18 months from the closing of this offering to consummate our initial business combination.

We intend to use cash from the proceeds of this offering, our capital stock, incurred debt, or a combination of cash, capital stock and debt, in effecting our initial business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. We also expect to incur substantially increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence and other expenses in connection with negotiating and consummating a business combination.

Related Party Transactions

In July 2010, John L. Shermyen, LLM Structured Equity, Fund L.P. and LLM Investors L.P. purchased an aggregate of 1,437,500 initial shares for an aggregate purchase price of $25,000, or approximately $0.0174 per share, consisting of (i) 638,889 shares (up to 83,333 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) which will be held in escrow until the first anniversary of our initial business combination and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the underwriter’s over-allotment option is not exercised in full) which will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. Subsequent to the purchase of these shares, (i) John L. Shermyen transferred at cost an aggregate of 35,578 of these shares to William A. Landman, one of our advisory board members, and Alan W. Pettis and E. David Hetz, each of whom is a director, (ii) LLM Investors L.P. transferred at cost an aggregate of 1,343 of these shares to E. David Hetz and (iii) LLM Structured Equity Fund L.P. transferred at cost an aggregate of 34,235 of these shares to John A. Svahn, a director, and E. David Hetz. Our initial stockholders have contractually agreed with us that they will have no ability to vote any of the 798,611 shares being held in escrow until such time, if ever, that such shares are released to them.

As of the date of this prospectus, LLM Structured Equity Fund L.P. and John L. Shermyen have advanced on our behalf a total of $75,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of June 30, 2011 or the closing of this offering. This loan will be repaid upon the closing of this offering out of the portion of the of offering proceeds that has been allocated for the payment of offering expenses. We are also obligated, beginning on the date of this prospectus, to pay $7,500 per month to LLM Capital Partners LLC to compensate it for our use of its office space, general administrative services and secretarial support.

Our sponsors and certain of our directors have agreed to purchase an aggregate of 5,000,000 private placement warrants from us at a price of $0.50 per warrant ($2,500,000 in the aggregate) in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act of 1933, as amended, or the Securities Act. Each private placement warrant entitles the holder to purchase one share of our common stock at $11.50 per share. The $2,500,000 proceeds from the sale of the private placement warrants will be added to the proceeds of this offering and placed in a trust account at JP Morgan Chase, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. If we do not complete an initial business combination within 18 months from the closing of this offering, the $2,500,000 in proceeds from the sale of the private placement warrants will be used to fund our redemption of the public shares, and the private placement warrants will expire worthless. The private placement warrants will be identical to the warrants included in the units sold in this offering except that they (i) may be exercised for cash or on a cashless basis, as described in this prospectus, (ii) will be subject to certain transfer restrictions described in more detail below and (iii) are not subject to being called for redemption by us so long as they are held by our sponsors or any of their permitted transferees. In addition, the private placement warrants will be held in escrow until 30 days following the completion of our initial business combination.

In order to finance transaction costs in connection with an intended initial business combination, our sponsors or an affiliate of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that we do not complete our initial business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Other than the conversion price discussed above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. However, such loans will not have any recourse against the trust account nor bear any interest prior to the consummation of the business combination and will have other terms that are no more favorable to the lenders than could be obtained from a third party.

John L. Shermyen, our chairman, chief executive officer and co-sponsor, and each of LLM Structured Equity Fund L.P. and LLM Investors L.P. have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $9.85 per public share (or approximately $9.83 per public share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Shermyen, LLM Structured Equity Fund L.P. and LLM Investors L.P. will not be responsible to the extent of any liability for such third party claims. Additionally, in the event either LLM Structured Equity Fund L.P. or LLM Investors L.P. undertakes a liquidating distribution while their indemnification obligations are outstanding, they have agreed to use reasonable efforts to set aside from such distribution adequate reserves to cover the reasonably anticipated liabilities which may be incurred by them. Although we have a fiduciary obligation to pursue the sponsors to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so.

Our initial stockholders and their permitted transferees will be entitled to registration rights pursuant to a registration rights agreement to be signed simultaneously with the completion of this offering. Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and the private placement warrants and the common stock underlying the private placement warrants, commencing, in the case of the initial shares, upon their release from escrow and commencing, in the case of the private placement warrants and the respective common stock underlying the private placement warrants, 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

In addition, in the event we are forced to liquidate and do not have sufficient funds from our remaining assets outside of the trust account, our sponsors have agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation (currently anticipated to be no more than approximately $30,000) and have agreed not to seek repayment for such expenses.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date by our initial stockholders through their purchase in July 2010 of the initial shares, for an aggregate purchase price of $25,000, and loans from two of our sponsors in the aggregate amount of $75,000.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $2,000,000 (or approximately $2,225,000 if the underwriters’ over-allotment option is exercised in full), but including contingent fees of approximately $2,081,250 (or approximately $2,375,625 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for a purchase price of $2,500,000, will be approximately $50,500,000 (or approximately $57,775,000 if the underwriters’ over-allotment option is exercised in full). Approximately $49,250,000 (or approximately $56,525,000 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes approximately $2,081,250 (or approximately $2,375,625 if the underwriters’ over-allotment option is exercised in full) of contingent fees. The remaining $1,250,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of approximately $4,081,200 (or $4,600,625 if the underwriters’ over-allotment option is exercised in full), we may fund such excess with funds from the $1,250,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of approximately $4,081,200 (or $4,600,625 if the underwriters’ over-allotment option is exercised in full), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We may use substantially all of the funds held in the trust account including any amounts representing interest earned on the trust account (net of franchise and income taxes payable) to consummate our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, or the purchase price together with funds used for redemption is less than the amount in the trust account, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions or pursue our growth strategies.

We believe that, upon the date of this prospectus, the $1,250,000 from the proceeds of this offering not held in the trust account and amounts that may be loaned to us by our sponsors or an affiliate of our sponsors or certain of our officers or directors, will be sufficient to allow us to operate for the next 18 months. We intend to use the $1,250,000 not held in trust for expenses in connection with identifying and conducting due diligence investigations of potential business combination candidates, including legal and accounting fees and other expenses (which may include consulting fees); legal, accounting and audit fees and expenses in structuring and negotiating a business combination; possible down payments for potential business combinations; reverse break-up fees which may be payable to a target if the transaction is not consummated; payments for a lock-up or “no-shop” provision; fees for directors and officers insurance; legal and audit fees in connection with our ongoing reporting obligations; and other miscellaneous expenses. In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, which may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist. However such loans will not have any recourse against the trust account nor bear any interest prior to the consummation of the business combination and will have other terms that are no more favorable to the lenders than could be obtained from a third party.

We estimate that prior to the completion of our initial business combination or our liquidation, we will incur approximately:

•	$500,000 of expenses for the due diligence (excluding accounting and legal due diligence) of prospective target businesses by our officers, directors and sponsors;

•	$350,000 of legal and accounting expenses attendant to the due diligence investigations, structuring and negotiating of an initial business combination;

•	$30,000 reserve for liquidation expenses; and

•	$370,000 that will be used for other miscellaneous expenses and reserves, including for director and officer liability insurance premium, audit fees, as well as stock transfer agent expenses.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in the trust account to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following the date of this prospectus until the completion of our initial business combination to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the completion of our initial business combination.

We have evaluated the appropriate accounting treatment for the private placement warrants and the warrants included in the public units. As we are not required to net-cash settle such warrants under any circumstances, including when we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of paragraph 11 of SFAS 133, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments, and paragraphs 12-33 of EITF 00-19. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.

We believe the purchase price of the private placement warrants is greater than the fair value of such warrants. Therefore, we will not be required to incur a compensation expense in connection with the purchase of the private placement warrants.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. Accordingly, as of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We will be required to comply with the applicable internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2011. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

If required by Section 404, we will retain our independent registered public accounting firm to audit and render an opinion on our management’s assessment of our internal controls. The independent registered public accounting firm may identify additional issues concerning our internal controls or a target business’s internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of management’s assessment by our independent registered public accounting firm may result in the identification of additional deficiencies in internal controls and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative And Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government securities with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. We have the discretion to select the investments and initially we intend to invest the funds in government securities and/or qualified money market funds. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments And Contractual Obligations; Quarterly Results

As of July 30, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Recently Issued Accounting Standards

In January 2010, the FASB issued “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements,” which provides guidance on how investment assets and liabilities are to be valued and disclosed. Specifically, the amendment requires reporting entities to disclose (i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3 positions, (ii) transfers between all levels (including Level 1 and Level 2) will be required to be disclosed on a gross basis (i.e. transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and (iii) purchases, sales, issuances and settlements must be shown on a gross basis in the Level 3 rollforward rather than as one net number. The effective date of the amendment is for interim and annual periods beginning after December 15, 2009. However, the requirement to provide the Level 3 activity for purchases, sales, issuances and settlements on a gross basis will be effective for interim and annual periods beginning after December 15, 2010. The adoption of the amendment did not have a material impact on our condensed interim financial statements.

We do not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our condensed interim financial statements.

PROPOSED BUSINESS

Overview

We are a newly-organized blank check company formed on July 26, 2010 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business combination, which we refer to throughout this prospectus as our initial business combination, one or more operating businesses or assets that we have not yet identified. We intend to focus on businesses in the healthcare industry or healthcare-related assets, but we may pursue opportunities in other business sectors. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. We will have considerable flexibility in identifying and selecting a prospective acquisition target, except that we will not acquire another blank check company or a similar type of company. Our sponsors, officers and directors have agreed that we will only have 18 months from the closing of this offering to consummate our initial business combination. Although we may acquire a non-United States business, our primary search for acquisition targets will focus on domestic operating businesses.

We will seek to capitalize on the significant healthcare industry and private equity investing experience and contacts of John L. Shermyen, our chairman, chief executive officer and co-sponsor, and LLM Capital Partners LLC, or LLM. LLM is a private equity firm focused on investing growth capital in mid-sized companies. LLM is the manager of LLM Structured Equity Fund L.P. and LLM Investors L.P., our other co-sponsors. Patrick J. Landers, our president and a director, is a managing director of LLM. Certain LLM professionals have worked together since 1991 and have significant experience in the private equity and investment banking businesses. LLM professionals have invested over $71 million in various healthcare companies, including investing $12 million in LogistiCare, Inc. in 1999. We believe that we will benefit from the extensive deal sourcing contacts as well as the specific company and industry investment experience of each of the LLM investment professionals.

In addition, we will seek to benefit from the experience gained by Mr. Landers and other LLM professionals in connection with Prospect Acquisition Corp., or Prospect, a special purpose acquisition company which also was co-sponsored by LLM Structured Equity Fund L.P. and LLM Investors L.P. Mr. Landers was president and a director of Prospect. Prospect completed an initial public offering on November 14, 2007, raising $250 million of gross proceeds, and consummated a business combination with Kennedy-Wilson, Inc. (KWIK.PK), an international real estate investment and services company, on November 13, 2009. Prospect was focused on the financial services industry, and its chairman and chief executive officer previously had been the chief executive officer of a company in the financial services industry in which LLM professionals had invested.

Similarly, our chairman and chief executive officer, John L. Shermyen, was a founder of LogistiCare, Inc., or LogistiCare, a company in which LLM professionals successfully invested and which operates in the healthcare industry in which we intend to focus. LogistiCare is a provider of non-emergency medical transportation management solutions. Mr. Shermyen served as the president and chief executive officer of LogistiCare from 1994 until July 2009, 19 months after LogistiCare was sold to Providence Service Corp. (NasdaqGS:PRSC). During his tenure as president and chief executive officer of LogistiCare, Mr. Shermyen grew revenues organically from inception to $460 million for the year ended December 31, 2009 and grew LogistiCare’s operating presence from one state to over 36 states. In addition to his leadership role at LogistiCare, Mr. Shermyen has served on several professional committees and panels, including the American Public Transportation Association, the Federal Regulatory Relief Focus Group and The National Consortium on the Coordination of Human Services.

We have not conducted, and no person or entity acting on our behalf has conducted, any research with respect to identifying the number and characteristics of the potential business combination candidates within our targeted industry, or any industry, or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms, or at all.

Healthcare Industry Overview and Trends

The healthcare industry constitutes one of the largest segments of the United States economy. In the U.S. alone, total healthcare expenditures increased from $253.4 billion in 1980 to approximately $2.3 trillion in 2008. Spending on healthcare in the U.S. is projected to increase to $4.5 trillion by 2019.

CMS reports that healthcare spending rose 4.4% during 2008, compared to 0.0% growth in GDP. Expressed as a percentage of GDP, CMS has reported that national healthcare spending increased from 9.1% in 1980 to 16.2% in 2008 and is projected to rise to approximately 19% of GDP by 2019. These projections imply per capita spending of over $13,000 by 2019, from approximately $7,681 in 2008.

Public sources of funding account for approximately 47% of national health expenditures, and private sources account for approximately 53% of expenditures. Medicare and Medicaid are the two primary sources of public funding for healthcare services. Medicare provides coverage for the elderly and disabled and Medicaid provides coverage for the poor and indigent. Together, these programs funded over $885 billion of healthcare benefits during 2009.

Our management believes that, as a result of continued growth in the healthcare industry, there will be acquisition targets within the healthcare sector. We believe that the growth and opportunity in the healthcare industry has been driven and will continue to be driven by several key trends, including:

•	Expanding and Aging Population — The size of the elderly population, the segment with the largest per capita usage of healthcare services, is increasing more rapidly than the rest of the population. According to the Federal Interagency Forum on Aging-Related Statistics, citing the U.S. Census Bureau, in 1970 approximately 10% of the U.S. population was aged 65 and older; by 2008 this number had risen to approximately 13% of the population; and by the year 2030, the over-65 segment is expected to account for approximately 20% of the population. The elderly not only generate the highest healthcare costs compared to any other demographic group, they continue to demand high-quality products and services in order to maintain active lifestyles. The growth of the elderly population is expected to be a major contributor to increasing levels of expenditures for healthcare products and services.

•	Increased Consumer Awareness — In recent years, the publicity associated with new technological advances and new medical therapies has increased the number of patients visiting healthcare professionals to seek treatment for new and innovative therapies. Simultaneously, consumers have become more vocal due to rising costs and reduced access to physicians. Further, the cost burden for the provision of healthcare continues to shift to the consumer as employers are increasingly offering health plan alternatives structured with higher deductibles and more limited benefit coverage. Lastly, the rise in cosmetic procedures has emerged as one of the fastest growing healthcare segments. Since many cosmetic procedures require out-of-pocket expenditures, this rise may reflect a growing willingness by consumers to pay for certain procedures out of their discretionary funds. We believe that more active and aware consumers will continue to stimulate a wide variety of healthcare segments.

•	Changes in Healthcare Laws and Regulations — Our management believes significant business opportunities are created by shifts in political priorities and perspectives that lead to changes in laws and regulations. Part D drug plans and Medicare Private Fee For Service Plans are examples of new industry sectors created by changing laws and regulations. Similarly, changes in FDA policies and practices may significantly change the market dynamics for regulated drugs and devices. In addition, the Affordable Care Act is expected to increase healthcare options and enhance the quality of healthcare for many Americans, which our management believes will help increase the demand for healthcare services.

•	Internationalization — In our management’s business judgment, healthcare companies will continue to experience international growth opportunities as a result of growing worldwide demand for healthcare products and services, heightened awareness of the importance and potential of international markets, which often offer a less-expensive and faster regulatory path for their products, and the increasing availability of a low-cost pool of scientific talent to perform product development and clinical research. Our management believes business combinations that seek to capture the cost advantage of lower cost countries, in healthcare businesses that include manufacturing or business process outsourcing, may also be attractive.

•	Technological Advances — Advances in technology have favorably impacted the development of new medical devices and treatments/therapies. The products are generally more effective and easier-to-use. Some of these breakthroughs have reduced hospital stays, costs and recovery periods. The continued advancement of technological breakthroughs should continue to boost services administered by healthcare providers.

•	Fragmentation — Our management believes the fragmentation of the healthcare industry encourages entrepreneurial activity and provides opportunities for industry consolidation. Aggregating smaller companies offers the potential to bring them economies of scale, distribution capabilities, corporate efficiency and increased capital resources. We believe that fragmentation in the healthcare industry may provide us with acquisition targets and future consolidation opportunities.

Although we may consider a target business in any segment of the healthcare industry, we intend to concentrate our search for an acquisition candidate in the following segments:

•	healthcare services, including managed care and healthcare financing;

•	healthcare information technology;

•	healthcare facilities;

•	diagnostics;

•	life sciences; and

•	medical equipment, devices and supplies.

We believe the foregoing segments offer us with the most opportunities to identify suitable target businesses. Each of these categories has experienced favorable growth and development in the past, and management believes they will continue to experience growth and development in the foreseeable future. In addition, many of the directors and members of the management team have significant operating or investing experiences and extensive networks within these industry segments, and we believe that focusing our acquisition efforts in these particular segments will allow us to leverage these experiences and networks and enhance our ability to complete an acquisition of a target business.

Business Strategy

We will use the same disciplined approach that our management team has used in the past when acquiring target businesses. We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While we intend to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business combination opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

•	History of profitability and free cash flow. We will seek to acquire one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation (i.e. companies that typically generate cash in excess of that required to maintain or expand the business’ asset base). We will focus on companies that have predictable and recurring revenue streams and an emphasis on low capital expenditure requirements.

•	Strong management team. We will seek to acquire one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.

•	Opportunities for add-on acquisitions. We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions. Our ability to source proprietary opportunities and execute transactions will help the business we acquire serve as a platform for further add-on acquisitions.

•	Spin-offs/divestitures from larger companies. We will focus on one or more businesses or assets that are part of larger companies, which the owners seek to divest or spin-off in order to monetize their investment.

•	Defensible business niche. We will focus on one or more businesses or assets that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors and seek to acquire those that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

•	Diversified customer and supplier base. We will seek to acquire businesses or assets that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed is this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Competitive strengths

We believe our specific competitive strengths to be the following:

•	Prior Blank Check Company Experience. Two of our sponsors and our president have already been involved in the successful initial public offering and the subsequent consummation of a business combination for a prior blank check company, Prospect, which on November 14, 2007 conducted a successful initial public offering. Prospect’s initial public offering raised gross proceeds of $250 million at an offering price of $10.00 per unit. On November 13, 2009, Prospect consummated a business combination with Kennedy-Wilson, Inc. (KWIC.PK), an international real estate investment and services company.

•	Extensive Public, Private Equity and Mergers and Acquisitions Contacts. Our management team has an extensive base of contacts in the public and private equity markets and mergers and acquisitions industry that they have developed through their collective experience. We believe that the members of our management team have strong working relationships with principals as well as intermediaries who constitute our most likely source of identifying prospective business combinations. In addition, our management team, through its present and historical membership on various boards of directors, has developed a network of business relationships with members on the board of directors of other businesses, which greatly extends our access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us.

•	Management Operating and Investing Experience. Our executive officers, directors and members of our advisory board have significant experience in operating, advising, acquiring, financing and selling private and public companies in various industries. Furthermore, our management team has extensive experience working together closely. Our experience with sourcing, due diligence, structuring, negotiating and closing acquisition and growth financing transactions spans both the public and private markets. Our management team has acquisition and operating experience in a number of businesses in various industries and particular expertise in healthcare services. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over managers who have little or no direct operating experience.

•	Status as a Public Company. We believe our structure as a public company will make us an attractive business combination partner to prospective target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Effecting A Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effect our business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of a target business. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsors and any of their potential contacts or relationships regarding a potential initial business combination.

Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. We will have considerable flexibility in identifying and selecting a prospective acquisition target, except that we will not acquire another blank check company or a similar type of company. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effect an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with proceeds from a financing other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. Further, we do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend upon the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into. Even though our company will own a controlling interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

Sources of target businesses

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of prospective target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. Any finder or broker would only be paid a fee upon the consummation of a business combination. We expect the fee to be paid to such persons would be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation may be paid from the offering proceeds not held in trust. Target businesses also will be brought to our attention by our officers, directors and members of our advisory board, through their network of joint venture partners and other industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. In no event will any of our sponsors, officers, advisors or directors, or any of our or their respective affiliates be paid any finder’s fee, consulting fee or any other form of compensation, including the issuance of any of our securities, prior to, or for any services they render, in order to effectuate the consummation of a business combination other than $7,500 per month for office space, administrative services and secretarial support payable to LLM Capital Partners LLC. Furthermore, we have adopted a policy prohibiting our sponsors, officers, directors and members of our advisory board, or any of our or their affiliates from receiving any finder’s fee or other compensation from a target company for services rendered in connection with a business combination.

While we do not intend to pursue an initial business combination with a target business that is affiliated with our sponsors, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a target business, we, or a committee of our independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA that such an initial business combination is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors, or a committee of independent directors, and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine the fair market value and fairness based on standards generally accepted by the financial community.

Selection of a target business and structuring of a business combination

Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. We will have considerable flexibility in identifying and selecting a prospective acquisition target, except that we will not acquire another blank check company or a similar type of company. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Possible lack of business diversification

We may seek to effect business combinations with more than one target business, and there is no required minimum valuation standard for any target at the time of such acquisition, as discussed above. We expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike many other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Possible acquisitions of multiple businesses or assets.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve a business combination

We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law. However, we may conduct a stockholder vote, if it is required by law, or we decide to hold such vote for other business or legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval would be required under Delaware law for each such transaction.

Whether Stockholder
Type of Transaction	Approval is Required

Purchase of Assets	No
Purchase of Stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Redemption rights for public stockholders upon completion of our initial business combination

We will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.85 per public share, or approximately $9.83 per public share if the underwriters’ over-allotment option is exercised in full, including funds being held in the trust account attributable to the contingent fees payable to the underwriters solely in the event of that our business combination is completed. Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination. Unlike many other blank check companies which hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law, we intend to consummate our initial business combination without a stockholder vote and conduct the related redemptions of our shares of common stock pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares will remain open for at least 20 business days in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for other business or legal reasons, we will conduct the redemptions like many other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 88% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Our tender offer materials or proxy statement will set forth specific procedures that public stockholders must follow in order to redeem their shares.

The 88% redemption threshold is different from the redemption or conversion thresholds used by many blank check companies. Traditionally, many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination.

Conduct of redemption pursuant to tender offer rules

When we conduct a tender offer to redeem our public shares upon completion of our initial business combination, in order to comply with the tender offer rules, the redemption offer will be made to all of our stockholders, not just our public stockholders. Our initial stockholders, however, have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination. In addition, the offer will be made for up to a maximum of 88% of our public shares, subject to the condition that if more than 88% of our public shares elect to redeem their shares, we will withdraw the offer and not consummate the initial business combination.

Submission of our initial business combination to a stockholder vote

In the event we seek stockholder approval of our business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of our initial business combination. Unlike many other blank check companies, our public stockholders would not be required to vote against our initial business combination in order to exercise their redemption rights. However, public stockholders voting in favor of the business combination and electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account including amounts representing interest earned on the trust account, less franchise and income taxes payable, but public stockholders voting against the business combination and electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account excluding any amounts representing interest earned on the trust account, less franchise and income taxes payable.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business combination with proceeds released to us from our trust account immediately following the completion of our initial business combination. Additionally, it is possible that our sponsors, officers, directors and their respective affiliates may also acquire shares from public stockholders in privately negotiated transactions. The purpose of such arrangements would be to (i) increase the likelihood of satisfaction of the requirement that no more than 88% of our outstanding shares of common stock demand to redeem their shares, (ii) increase the likelihood of obtaining stockholder approval of the business combination or (iii) satisfy a minimum valuation requirement, where it appears that such requirements would otherwise not be met. Such purchases, should they occur at all, may be negotiated after the time when stockholders elected to redeem their shares. Any shares purchased from stockholders would be purchased for cash or other consideration at a price to be negotiated between such stockholders on the one hand and us, our sponsors, officers, directors or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholder’s position in our company and the method and timing of payment to such stockholder. In the event we are the buyer in such privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of our initial business combination.

If such a purchase is made after the record date for the stockholder meeting, such purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees to refrain from redeeming its common stock as directed by the purchaser of such securities. All such privately negotiated transactions (should they occur at all) would be isolated transactions conducted in compliance with all applicable securities laws, each to be privately negotiated with one or a discrete group of stockholders who have elected, or otherwise indicated their intention, to exercise their redemption rights.

Neither we nor our sponsors, officers, directors, advisors and their respective affiliates, nor any third parties, have agreed to purchase any such shares, and our and their failure to so agree at the applicable time could adversely impair our ability to consummate a business combination. Moreover, even if we or our sponsors, officers, directors, advisors and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability to effect such purchases could adversely impair our ability to consummate the business combination.

We and our sponsors, officers, directors and/or their affiliates anticipate identifying the stockholders with whom to pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of tender offer documents or proxy materials in connection with our initial business combination. To the extent that we or our sponsors, officers, directors, advisors or their affiliates enter into a private purchase, we or they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account. Pursuant to the terms of such arrangements, the sellers of any shares so purchased by us or our sponsors, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares.

Limitation on redemption rights upon consummation of a business combination if we seek a stockholder vote

Notwithstanding the foregoing, and solely if we seek stockholder approval of our initial business combination, and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to seek exercise their redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination. However, we would not be restricting our stockholders’ ability to vote all of their shares for or against a business combination.

Tendering stock certificates in connection with a tender offer or stockholder vote

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender his shares if he wishes to seek to exercise his redemption rights. Given the limited exercise period, it is advisable for stockholders to use electronic delivery of the public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to a specified date. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise redemption rights to tender their shares prior to the completion of the proposed business combination and the proposed business combinations is not completed (and therefore we would not be obligated to pay cash in connection with the tendered shares) this may result in an increased cost to stockholders.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the redemption price, it could sell its shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become an “option” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the tender offer or stockholder meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is completed.

Any request to redeem such shares once made, may be withdrawn at any time up to the date set forth in the tender offer materials or our proxy materials, as applicable. Furthermore, if a holder of a public share of common stock delivered its certificate in connection with an election of its redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares of common stock electing to redeem their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to consummate a business combination with a different target until 18 months from the closing of this offering.

Redemption of common stock and liquidation if no initial business combination

Our sponsors, officers and directors have agreed that we will only have 18 months from the closing of this offering to consummate our initial business combination. If we do not consummate our initial business combination within such 18-month period, we will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but no more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We view the foregoing provisions contained in our amended and restated certificate of incorporation as obligations to our stockholders and will not take any action to amend or waive any of such provisions except in connection with the completion of our initial business combination. Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to redeeming 100% of our public shares, dissolving and winding up our affairs, including liquidating.

Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares, but will be entitled to redeem any public shares they may own, in the event we do not consummate our initial business combination. There will be no redemption distribution with respect to our warrants, which will expire worthless in the event we do not consummate a business combination.

Upon consummation of this offering, and assuming no exercise of the underwriter’s over-allotment option, we expect to have approximately (i) $49,250,000 of the offering proceeds deposited in the trust account for the benefit of our public stockholders and (ii) $1,250,000 from the proceeds of this offering not held in the trust account. In the event no business combination is completed within 18 months from the closing of this offering and we are unable to redeem 100% of the shares sold in this offering, we intend to submit a plan of dissolution to our public stockholders, requiring a majority of shares voted for approval, in which (i) the proceeds held in our trust account, together with interest, less franchise and income taxes payable, would be distributed to only our public stockholders on a per share pro rata basis and (ii) the remaining net assets of the company, if any, would be distributed on a per share pro rata basis to our stockholders. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining assets outside of the trust account although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our sponsors have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be approximately $30,000).

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial aggregate of the (i) per public share redemption price or (ii) per public share liquidation price would be approximately $9.85 (or approximately $9.83 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, John L. Shermyen, our chairman, chief executive officer and co-sponsor, and each of LLM Structured Equity Fund L.P. and LLM Investors L.P., our other co-sponsors, have agreed that, upon our liquidation, they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $9.85 per public share (or approximately $9.83 per public share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Shermyen, LLM Structured Equity Fund L.P. and LLM Investors L.P. will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that Mr. Shermyen and our other sponsors would be able to satisfy those obligations. Additionally, in the event either LLM Structured Equity Fund L.P. or LLM Investors L.P. undertakes a liquidating distribution while their indemnification obligations are outstanding, they have agreed to use reasonable efforts to set aside from such distribution, adequate reserves to cover the reasonably anticipated liabilities which may be incurred by them. Although we have a fiduciary obligation to pursue the sponsors to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so.

In the event that the proceeds in the trust account are reduced below $9.85 per public share (or approximately $9.83 per public share if the underwriter’s over-allotment option is exercised in full) by claims that are covered by the indemnification obligations of our sponsors upon our liquidation, and Mr. Shermyen and our other sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against Mr. Shermyen and other sponsors to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Shermyen and the other sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price (or per share liquidation distribution if we are unable to effect a redemption of our public shares) will not be less than $9.85 per public share (or approximately $9.83 per public share if the underwriters’ over-allotment option is exercised in full).

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon our redemption of 100% of our public shares of common stock in the event we do not consummate our initial business combination within 18 months from the closing of this offering may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 180-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect our initial business combination within 18 months of the closing of this offering, we shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible following our 18th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

If, before we distribute the proceeds held in the trust account to our public stockholders, we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders an aggregate of at least $9.85 per share. Additionally, if, after we distribute the proceeds held in the trust account to our public stockholders, we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our redemption of 100% of our public shares if we fail to complete our initial business combination within 18 months from the closing of this offering or if they redeem their respective shares for cash upon the consummation of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Competition

In identifying, evaluating and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with 88% of our shares held by our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business combination, and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 265 Franklin Street, 20th Floor, Boston, Massachusetts 02110. LLM Capital Partners LLC has agreed to provide us with office space, general administrative services and secretarial support for a fee of $7,500 per month.

Employees and Directors

We currently have 3 executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business combination and the stage of the initial business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We expect our executive officers to devote a reasonable amount of time to our business. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Audited Financial Statements

Prior to the date of this prospectus, we have filed a Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act and will file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business to be acquired as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

We will be required to comply with applicable internal control requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2011 as required by the Sarbanes-Oxley Act. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us, our sponsors or any of our officers or directors in their capacities as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds:	$49,250,000 of the net offering proceeds (including contingent fees) will be deposited into the trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. A portion of such offering proceeds consists of contingent fees payable by us in the event we consummate a business combination.	$43,079,625 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Investment of net proceeds:	The $49,250,000 of offering proceeds (including contingent fees) held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by any income or franchise taxes payable.	Interest on funds in escrow account would be held for the sole benefit of investors, unless the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business:	We are not required to set a minimum valuation on either the fair market value or net assets of a target business.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued:	The units will begin trading on or promptly after the date of this prospectus. Each of the shares of our common stock and warrants shall trade separately on the fifth business day following the earlier to occur of: the expiration of the underwriters’ over-allotment option; its exercise in full; or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the underwriters’ over-allotment option.	No trading of the units or the underlying shares of our common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.

Exercise of the warrants:	The warrants cannot be exercised until the later of 30 days after completion of our initial business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor:	We will provide our public stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not hold a stockholder vote. Instead, we may conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will conduct the redemptions in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 88% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he elects to remain a stockholder of the company or requires the return of his investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the trust account or escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline:	If we are unable to complete our business combination within 18 months from the closing of this offering, we shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds:	Except for payments of franchise and income taxes, the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination or our redemption of 100% of our public shares upon failure to effect our initial business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay taxes on such interest.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Interest on proceeds held in the trust account:	Interest earned may be disbursed to fund any taxes payable on interest earned on this trust account.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time stated above.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position

John L. Shermyen	56	Chairman, Chief Executive Officer and Director
Patrick J. Landers	54	President and Director
Peter Schofield	51	Chief Financial Officer, Treasurer and Secretary
E. David Hetz	52	Director
Alan W. Pettis	70	Director
John A. Svahn	67	Director

John L. Shermyen.  Mr. Shermyen has been our chairman, chief executive officer and a director since July 2010. Mr. Shermyen founded RadioSoft, Inc., the predecessor entity to LogistiCare, a provider of non-emergency medical transportation management solutions, in 1994, and served as its president and chief executive officer from 1994 until July 2009. Seeing a need to better organize non-emergency medical transportation, Mr. Shermyen introduced the capitated, full-risk broker model to state governments, health insurers and other health-related entities in the early 1990s. Mr. Shermyen grew LogistiCare to over $450 million in revenue during his tenure. In 2003, he was recognized with the Ernst & Young Entrepreneur of the Year Award® in the Business and Technology Services Category for the Southeast region. Mr. Shermyen holds both a bachelor’s degree and a master’s degree in geography and computer cartography from the University of Florida. Mr. Shermyen is well-qualified to serve as a member of the board due to his public and private company experience, business leadership and operational experience. We believe Mr. Shermyen’s access to extensive contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates.

Patrick J. Landers.  Mr. Landers has been our president and a director since July 2010. From August 2007 until November 2009, Mr. Landers was president and a director of Prospect Acquisition Corp., a special purpose acquisition company focused on the financial services industry. Mr. Landers currently serves as the president and chief executive officer of Annascaul Advisors LLC, a FINRA member firm, and a managing director of LLM Capital Partners LLC. Mr. Landers has served in these capacities since 2003 and 2004, respectively. From 2001 to 2003, Mr. Landers was president of Landers Partners LLC, a financial advisory firm that he founded. From 1981 until 2001, Mr. Landers was an investment banker at Dillon, Read & Co. Inc., an investment banking firm, and subsequently at UBS AG, an investment banking firm, after UBS AG’s acquisition of Dillon, Read & Co. Inc. In addition to Prospect, Mr. Landers has served as a director of The Endurance International Group, Inc., a web hosting company, Connell Limited Partnership, an industrial conglomerate, Haas Publishing Company, a publishing company, and Student/Sponsor Partners, a New York educational foundation established to help disadvantaged youth attain a quality high school education. Mr. Landers holds a bachelor’s degree in English and classics from Williams College and a masters of public policy and management from Yale University. Mr. Landers is well-qualified to serve as a member of the board due to his public and private company experience, business leadership, operational experience, and experience in a prior blank check offering for Prospect. We believe Mr. Landers’ access to extensive contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates. We believe Mr. Landers’ strategic experience and background in negotiating, structuring and consummating the business combination of Prospect will further our purpose of consummating a business combination.

Peter Schofield.  Mr. Schofield has been our chief financial officer, treasurer and secretary since July 2010. He has been chief financial officer at LLM Capital Partners LLC since 2006 and chief financial officer at Washington & Congress Managers, LLC, a private equity firm, since 2004. Mr. Schofield also has extensive accounting and financial reporting experience from his various roles at Fidelity Investments, Colonial Management Associates, Inc. and Price Waterhouse. He holds a bachelor’s degree in accounting from the University of Massachusetts and a masters of business administration from Babson College. Mr. Schofield is a Certified Public Accountant and a Chartered Financial Analyst.

E. David Hetz.  Mr. Hetz has been a director since October 2010. Mr. Hetz currently serves as managing member of Cutlass Capital, LLC, a venture capital firm which he co-founded in 2001 that invests in healthcare services and medical technology companies. From 1987 to 1999, Mr. Hetz was a senior investment banker with Robertson Stephens & Co., serving as co-head of investment banking, head of the mergers & acquisitions department and a member of the management committee. Prior to joining Robertson Stephens & Co., Mr. Hetz was an investment banker at Smith Barney & Co. and prior to that at Warburg Paribas Becker. Mr. Hetz has served as a director of Alere Medical, Byram Healthcare, i-Many, IntelliCare, Titan Health and Vital Signs. Mr. Hetz currently serves on the boards of trustees of Claremont McKenna College and the Middlesex School and on the advisory boards of the Kravis Leadership Institute and Charles River Consulting. Mr. Hetz holds a bachelor of arts from Claremont McKenna College and a masters in business administration from Harvard Business School. Mr. Hetz is well-qualified to serve as a member of the board due to his business leadership and experience evaluating investment opportunities in the health care industry. We believe Mr. Hetz’s access to extensive contacts and sources, from private and public company contacts, private equity funds and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates.

Alan W. Pettis.  Mr. Pettis has been a director since October 2010. Mr. Pettis is currently a partner at Innovate Partners, Inc., a private capital investment company which he joined in 2008. From 2006 to 2008, Mr. Pettis was president and chief operating officer of ORION Property Partners, Inc., or Orion, a commercial real estate operating company. Prior to joining Orion, Mr. Pettis was a partner at the international law firm of Latham & Watkins LLP from 1994 to 2005 representing clients in accessing the capital markets and in mergers and acquisitions. In 1987, Mr. Pettis founded and served as managing partner of the law firm of Pettis, Tester, Kruse & Krinsky. From 1969 to 1987, Mr. Pettis was a partner at Gibson, Dunn & Crutcher LLP and also served as managing partner of that firm’s Orange County, California office. Mr. Pettis holds a bachelor of arts and a bachelor of laws from the University of Texas. Mr. Pettis is well-qualified to serve as a member of the board due to his public and private company experience, business leadership and operational experience. We believe that Mr. Pettis’ extensive experience in public and private financing, acquisitions and dispositions will allow us to identify suitable acquisition candidates and further our purpose of consummating a business combination.

John A. Svahn.  Mr. Svahn has been a director since October 2010. Mr. Svahn currently serves as president of JASCO Associates, Inc., or JASCO, a consulting firm specializing in state and federal human service programs, and as a member of the North American Advisory Board for Lagan, Inc., a United Kingdom firm that provides information technology solutions to government agencies worldwide. Mr. Svahn has served in these capacities since 2003 and 2007, respectively. Mr. Svahn is also currently a member of the board of directors of The Foundation for the Future of Aging and on the Advisory Board of Audax Health Solutions, Inc. Mr. Svahn served on the board of directors of Epic Edge, a provider of information technology services to state governments, from 2001 to 2003 and LogistiCare, a provider of non-emergency medical transportation management solutions, from 2001 to 2009. From 1994 to 2003, Mr. Svahn was chairman of the board of directors of Capital Associates, Inc., a consulting firm that specialized in helping companies do business with state and local government. From 1995 to 1996, Mr. Svahn was executive vice president of The Wexler Group, in which capacity he represented a variety of companies before Congress and federal executive branch agencies. From 1987 to 1994, Mr. Svahn served as chairman of the board and president of the Government Services Group of MAXIMUS, Inc. In addition, Mr. Svahn has served as assistant to the President of the United States of America for Policy Development, Under Secretary of Health and Human Services and as the US Commissioner of Social Security. Mr. Svahn holds a bachelor’s degree in political science from the University of Washington and completed three years of post-graduate course work at the University of the Pacific, McGeorge School of Law. Mr. Svahn is well-qualified to serve as a member of the board due to his public and private company experience, as well as his experience in the public sector. We believe that Mr. Svahn’s operational experience in the field of human services will enhance our ability to identify suitable acquisition candidates.

Advisory Board

In addition to our board of directors, we have established an advisory board. As of the date of this offering, the members of our Advisory Board are:

Name	Age	Position

Frederick S. Moseley, IV	57	Member
William A. Landman	57	Member
		Member

Our Advisory Board will be comprised of Frederick S. Moseley, IV, William A. Landman and other individuals to be determined who have the background and experience to assist us in evaluating our business strategies and development. Our special advisors will not participate in managing our operations. We have no formal arrangement or agreement with these individuals to provide services to us and accordingly, they have no contractual or fiduciary obligations to present business opportunities to us. We expect that members of the Advisory Board will provide advice, insights, contacts and other assistance to us based on their extensive industry experience and involvement in areas of activity that are strategic to us. In addition to individual meetings or phone conferences with members of the Advisory Board, we intend to conduct bi-annual meetings with the Advisory Board to discuss our strategy and industry trends.

The following is a brief summary of the background of each member of our Advisory Board. There are no family relationships among any of the advisors, executive officers or directors.

Frederick S. Moseley, IV.  Mr. Moseley has been a member of our advisory board since August 2010. Since 2004, Mr. Moseley has been a managing director of LLM Capital Partners LLC. In addition, since 2004, Mr. Moseley has been chief executive officer of Washington & Congress Managers, LLC, the successor management company of Washington & Congress Capital Partners L.P. (f/k/a Triumph Partners III, L.P., or Triumph III), a private equity fund and other funds. From 1998 to 2003, Mr. Moseley was the president and a director of Triumph Capital Group, Inc., or Triumph Capital Group, the previous manager of Triumph III and other funds. Prior to co-founding Triumph in 1990, Mr. Moseley was a managing director of Drexel Burnham Lambert and had prior experience with Dillon, Read & Co. Inc. and Merrill Lynch White Weld. He has served as a director of Abbey Healthcare Group, a home healthcare provider, Allied Healthcare International, a provider of healthcare related flexible staffing, Apria Healthcare Group, a provider of home healthcare products, BORN Information Services, a provider of information technology services, Box USA Holdings, a converter of packaging materials, First Communications, a trade show organizer, LogistiCare, and Value Asset Management, an asset management firm, among others, and as a board observer in other companies. Mr. Moseley holds a bachelor of arts from Harvard College and a masters in business administration from Columbia University.

In 2004, Mr. Moseley consented to the entry of an order by the State of Connecticut’s Department of Banking denying his application for registration in Connecticut as an agent of Annascaul Advisors LLC (formerly Landers, Lane & Moseley Capital Partners LLC), a broker-dealer. His application was denied by the Department of Banking based on a finding that, although he disclosed his position as president of Triumph Capital Group, he also should have checked a “yes” box in response to a question regarding whether Mr. Moseley exercised “control” over Triumph Capital based on the presumption created by Mr. Moseley’s position as president of Triumph Capital Group. In 2003, Triumph Capital Group and its general counsel were convicted of certain criminal charges, and the chairman of Triumph Capital Group pled guilty to a single charge, relating to providing consulting contracts valued at approximately $2 million to associates of the former Connecticut treasurer, at least in part, for the treasurer’s decision to increase the investment of state pension assets in a Triumph Capital Group investment fund. Neither Mr. Moseley nor, to his knowledge, any other Triumph Capital Group employee was implicated or alleged to be involved in any way in the wrongdoings giving rise to the charges noted above.

William A. Landman.  Mr. Landman has been a member of our advisory board since October 2010. Mr. Landman is currently a member of the board of directors, a vice president and senior managing director of CMS Companies, an investment firm overseeing nearly $2 billion of invested capital in the private equity and real estate asset classes. Mr. Landman is also a member of the board of directors, chairman of the board and chairman of the board’s finance committee for Thomas Jefferson University Hospitals, an academic medical center within the Jefferson Health System, serving patients in Philadelphia and surrounding communities in Pennsylvania and New Jersey and generating over $1 billion in annual revenue. Mr. Landman also serves as chairman of the audit committee of Thomas Jefferson Health System, the parent of Thomas Jefferson University Hospitals. Mr. Landman holds a bachelor’s degree from the University of Pittsburgh and a juris doctorate from the University of Pittsburgh School of Law.

Number and Terms of Office of Directors

Our board of directors is divided into two classes with only one class of directors being elected at each annual meeting of stockholders and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Messrs.          ,           and          , will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs.           and          , will expire at the second annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. Collectively, through their positions described above, our directors have extensive experience in the alternative asset management and private equity businesses.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Compensation for Officers and Directors

No executive officer or director has received compensation of any kind for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers, directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying prospective target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

After completion of our business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer documents or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at that time, as it will be up to the directors of the post-combination business to determine executive officer and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of any stock exchange on which our shares of common stock may then be listed.

Director Independence

Although we are not required to have a majority of independent directors on our board of directors, we have elected to have a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of Mr.            and Mr.           , who have agreed to join our board of directors and are expected to join our board of directors upon the closing of this offering, will be independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Although our company will not be listed on the American Stock Exchange upon consummation of this offering, we have voluntarily applied the definition of director independence used by the American Stock Exchange in making the determinations with respect to Mr.            and Mr.           . Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon completion of our initial business combination. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. We do not believe a compensation committee is necessary prior to our initial business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to our initial business combination other than as disclosed in this prospectus.

Code of Conduct

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

Certain of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations, subject to the “right of first refusal” described below. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

Patrick J. Landers serves as president and chief executive officer of Annascaul Advisors LLC, a registered broker dealer, that solely offers investment banking advice. Annascaul Advisors does not, in and of itself, pursue investment opportunities. Peter Schofield serves as the chief financial officer of Washington & Congress Managers, LLC, a private equity fund manager overseeing the liquidation and dissolution of a past private equity fund. As such, Washington & Congress Managers, LLC no longer recommends potential new investments. Both Messrs. Landers and Schofield have a pre-existing fiduciary duty to each of these respective companies and may not present opportunities to us that otherwise may be attractive to us.

William A. Landman serves as a member of the board of directors, chairman of the board and chairman of the finance committee for Thomas Jefferson University Hospitals and as chairman of the audit committee of

Thomas Jefferson Health System. Mr. Landman has a pre-existing fiduciary duty to these respective companies and may not present opportunities to us that otherwise may be attractive to us unless these entities have declined to accept such opportunities.

Messrs. Landers and Schofield also have fiduciary obligations to LLM Structured Equity Fund L.P. and LLM Investors L.P., a fund that invests solely alongside LLM Structured Equity Fund L.P., and Mr. Landman has a fiduciary duty to LLM Structured Equity Fund L.P. These funds are private equity funds focused on investing growth capital in mid-sized companies in various industries, including the healthcare industry. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from affiliations that Messrs. Landers, Schofield and Landman have with these funds, LLM Capital Partners LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. has each granted us a “right of first refusal” with respect to an acquisition of any company or assets in the healthcare industry whose enterprise value is at least equal to $50 million. Pursuant to this right of first refusal, each of our officers and directors as well as each of LLM Capital Partners LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. has agreed pursuant to a written agreement with us, to present to us, for our consideration, prior to presentation to any other entity, any relevant business opportunity with an enterprise value greater than $50 million and they will not, and will cause each other company or entity under their management or control not to, pursue such business opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity. This right of first refusal will expire upon the earlier to occur of (i) the completion of our initial business combination or (ii) 18 months after the closing of this offering.

Our officers may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have completed our initial business combination or we have failed to complete our initial business combination within 18 months from the closing of this offering.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	The initial shares and private placement warrants are subject to transfer restrictions (and in the case of the private placement warrants, restrictions on exercise) and will not be released from escrow until specified dates after completion of our initial business combination. In addition, the private placement warrants and any warrants which our sponsors, officers and directors may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not completed. Additionally, our initial stockholders will not receive liquidation distributions with respect to any of their initial shares. For the foregoing reasons, our board may have a conflict of interest in determining whether it is appropriate to effect our initial business combination with a particular target business.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that would conflict with their fiduciary obligations to us, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation

Patrick J. Landers	LLM Capital Partners LLC(1)	Managing Director
	Annascaul Advisors LLC	President and Chief Executive Officer
Peter Schofield	LLM Capital Partners LLC(1)	Chief Financial Officer
	Washington & Congress Managers, LLC	Chief Financial Officer
William A. Landman	Thomas Jefferson University Hospitals	Director, Chairman of the Board of Directors and Chairman of the Finance Committee
	Thomas Jefferson Health Systems	Chairman of the Audit Committee

(1)	LLM Capital Partners LLC is the manager of LLM Structured Equity Fund L.P. and LLM Investors L.P. Each of Messrs. Landers and Schofield may be considered to owe a fiduciary obligation to each of LLM Structured Equity Fund L.P. and LLM Investors L.P.

Mr. Landers, our president and director, currently serves and will continue to serve as a managing director of LLM Capital Partners LLC.

Mr. Schofield, our chief financial officer, currently serves and will continue to serve as a chief financial officer of LLM Capital Partners LLC and Washington & Congress Managers, LLC.

As a result of these affiliations, Messrs. Landers and Schofield may have preexisting fiduciary, contractual or other obligations to those entities that may cause them to have conflicts in presenting to us specific business opportunities that may be attractive to us.

In the event we are required to submit our initial business combination to our public stockholders for a vote, all of the initial stockholders have agreed to vote any initial shares held by them in accordance with the majority of votes cast by the public stockholders and to vote any public shares they own in favor of our initial business combination. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination, but will be entitled to redeem any public shares they may own, in the event we do not consummate our initial business combination.

Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsors, directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of our independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our stockholders from a financial point of view. Furthermore, in no event will any of our sponsors, officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to the Offering		After the Offering(1)(2)
	Amount and	Percentage	Amount and	Percentage
	Nature of	of Outstanding	Nature of	of Outstanding
	Beneficial	Common	Beneficial	Common
Name and Address of Beneficial Owners(3)	Ownership	Stock	Ownership	Stock

LLM Structured Equity Fund L.P.(4)	657,391	45.7%	254,065	4.6%
LLM Investors L.P.(4)	25,781	1.8%	9,963	*
John L. Shermyen	683,172	47.5%	264,028	4.8%
John A. Svahn	19,406	1.4%	7,500	*
E. David Hetz	19,406	1.4%	7,500	*
Alan W. Pettis	19,406	1.4%	7,500	*
All directors and officers as a group (4 persons)	741,391	51.6%	286,528	5.2%

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Excludes 317,580 shares held by LLM Structured Equity Fund L.P., 12,454 shares held by LLM Investors L.P., 330,035 shares held by John L. Shermyen, 9,375 shares held by John A. Svahn, 9,375 shares held by E. David Hetz and 9,375 shares held by Alan W. Pettis, all of which will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. The holders of these shares have contractually agreed with us that they will have no ability to vote any of such shares being held in escrow until such time, if ever, that such shares are released to the holders.

(2)	Assumes only the sale of 5,000,000 units in this offering and the sale of 5,000,000 private placement warrants, but not the exercise of the 5,000,000 warrants included in such units or the 5,000,000 private placement warrants because they are not exercisable within 60 days of the date of this prospectus. Assumes the underwriters’ over-allotment option has not been exercised and, therefore, 187,500 shares of common stock have been forfeited by our sponsors as a result.

(3)	Unless otherwise indicated, the business address of each of the stockholders is 265 Franklin Street, 20th Floor, Boston, Massachusetts 02110.

(4)	LLM Capital Partners LLC, the manager of each of LLM Structured Equity Fund L.P. and LLM Investors L.P. (the “LLM Funds”), may be considered to have beneficial ownership of the LLM Funds’ interest in us. LLM Capital Partners LLC disclaims beneficial ownership of any shares in which it does not have a pecuniary interest. Investment and voting control of LLM Capital Partners LLC is held by Landers Moseley Capital Group LLC and Jeffrey M. Lane. Investment and voting control of Landers Moseley Capital Group LLC is held by Patrick J Landers and Frederick S Moseley, IV.

Our sponsors and certain of our directors have agreed to purchase an aggregate of 5,000,000 private placement warrants prior to the date of this prospectus at the price of $0.50 per warrant for a purchase price of $2,500,000 in a private placement to occur simultaneously with the completion of this offering. All of the proceeds received from the sale of the private placement warrants will be financed from available funds and not from borrowed funds. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, (i) they will not be redeemable by us, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination, and (iii) they may be exercised by the holders on a cashless basis. On the date of this prospectus, such holders will place the private placement warrants into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent where they will be held for so long as the private placement warrants are subject to transfer restrictions. Permitted transferees means immediate family members of the holder, trusts established by the holder for estate planning purposes and affiliates of the holder.

If we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, we may effect a dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ collective ownership percentage of the issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering, we will effect a reverse split of our common stock immediately prior to the consummation of the offering as to maintain our initial stockholders’ collective ownership percentage of the issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the sale of the private placement warrants.

On the date of this prospectus, our initial stockholders will place the initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers made to permitted transferees (i.e., immediate family members of the holder, trusts established by the holder for estate planning purposes and affiliates of the holder) who agree in writing to be bound to the transfer restrictions, agree to vote in accordance with the majority of the votes cast by the public stockholders in the event we seek stockholder approval in connection with our initial business combination and waive any rights to participate in any redemption if we fail to consummate our initial business combination. Of the initial shares, (i) 638,889 shares (up to 83,333 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) will be held in escrow until the first anniversary of our initial business combination and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the underwriter’s over-allotment option is not exercised in full) will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. However, the holders of the initial shares will retain all other rights as our stockholders, including, without limitation, the right to vote such initial shares that have not been contractually restricted from voting and the right to receive cash dividends, if declared. Our initial stockholders have contractually agreed with us that they will have no ability to vote any of the 798,611 shares being held in escrow until such time, if ever, that such shares are released to them. If dividends are declared and payable in shares of common stock, such shares shall be held in escrow and shall be subject to partial forfeiture as described herein. If we are unable to effect a business combination and liquidate, our initial stockholders will not be entitled to any portion of the liquidation proceeds with respect to their initial shares but will be entitled to liquidation proceeds with respect to any public shares they may own.

LLM Capital Partners LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. and each of Mr. Shermyen and Landers are deemed to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In July 2010, our initial stockholders purchased the initial shares, for an aggregate purchase price of $25,000, or approximately $0.0174 per share, consisting of (i) 638,889 shares (up to 83,333 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) which will be held in escrow until the first anniversary of our initial business combination and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the underwriter’s over-allotment option is not exercised in full) which will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. Our initial stockholders have contractually agreed with us that they will have no ability to vote any of the 798,611 shares being held in escrow until such time, if ever, that such shares are released to them.

Our sponsors and certain of our directors have agreed to purchase an aggregate of 5,000,000 private placement warrants, at the price of $0.50 per warrant for an aggregate purchase price of $2,500,000, in a sale to be completed simultaneously with the completion of this offering. All of the proceeds received from the sale of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) they will not be redeemable by us, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination, and (iii) they may be exercised by the holders on a cashless basis. In addition, the private placement warrants (including the underlying shares of common stock) will be held in escrow until 30 days following the completion of our initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, the $2,500,000 purchase price of the private placement warrants will be included as a part of the amounts payable to our public stockholders and the private placement warrants will expire worthless. The private placement warrants will be sold pursuant to Section 4(2) or Regulation D of the Securities Act that will be exempt from registration requirements under the federal securities laws.

John L. Shermyen, our chairman, chief executive officer and co-sponsor, and each of LLM Structured Equity Fund L.P. and LLM Investors L.P., our other co-sponsors, have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective business target with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account available for distribution to our stockholders below $9.85 per share (or approximately $9.83 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Shermyen, LLM Structured Equity Fund L.P. and LLM Investors L.P. will not be responsible to the extent of any liability for such third party claims. Additionally, in the event either LLM Structured Equity Fund L.P. or LLM Investors L.P. undertakes a liquidating distribution while their indemnification obligations are outstanding, they have agreed to use reasonable efforts to set aside from such distribution, adequate reserves to cover the reasonably anticipated liabilities which may be incurred by them. Although we have a fiduciary obligation to pursue the sponsors to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so.

In the event that the proceeds in the trust account are reduced below $9.85 per share (or approximately $9.83 per share if the underwriter’s over-allotment option is exercised in full and Mr. Shermyen and our other sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against Mr. Shermyen and our other sponsors to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Shermyen and our other sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price (or per share liquidation distribution if we are unable to effect a redemption of our public shares) will not be less than $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full).

In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, which may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Other than the conversion price as described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist. However, such loans will not have any recourse against the trust account nor bear any interest prior to the consummation of the business combination and will have other terms that are no more favorable to the lenders than could be obtained from a third party.

LLM Capital Partners LLC has agreed to provide us with office space, administrative services and secretarial support for a fee of $7,500 per month.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Reimbursable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

Each of our officers has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, 18 months after the closing of this offering or such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $50 million or more, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our officers currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, our officers and directors have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have completed our initial business combination or we have failed to complete our initial business combination within 18 months from the closing of this offering.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of LLM Capital Partners LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. have granted us a “right of first refusal” with respect to an acquisition of any company or assets in the healthcare industry whose enterprise value is $50 million or more. Pursuant to this right of first refusal, each of these entities has agreed to present any investment or purchase opportunity in a company or assets meeting these criteria to a committee of our independent directors for our review and that it will not enter into any agreement to purchase or invest in such company or assets until our committee of independent directors has had a reasonable period of time to determine whether or not to pursue such opportunity. This right of first refusal will expire upon the earlier to occur of (i) the completion of our initial business combination or (ii) 18 months after the closing of this offering.

Other than a payment of $7,500 per month payable to LLM Capital Partners LLC to compensate such entity for our use of its office space, general administrative services and secretarial support and the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation, reimbursements, cash payments or fees of any kind, including finders, consulting fees or other similar compensation, including the issuance of any of our securities, will be paid to our sponsors, officers or directors, or to any of our or their respective affiliates prior to or with respect to a business combination.

After the consummation of a business combination, if any, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 1,437,500 shares of common stock will be outstanding. No shares of preferred stock are currently outstanding.

Units and shares of common stock

Each unit consists of one share of our common stock and one warrant. Each warrant entitles its holder to purchase one share of our common stock.

The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separate trading on the fifth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the underwriters’ over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the date of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the underwriters’ over-allotment option is exercised prior to the filing of the Form 8-K. If the underwriters’ over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the underwriters’ over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Following the date that the shares of our common stock and warrants are eligible to trade separately, any security holder may elect to separate a unit and trade the shares of common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be quoted as a separate security, and consequently, any subsequent security holder owning shares of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with a stockholder vote to approve our initial business combination, if any, our initial stockholders have agreed to vote their initial shares in accordance with the majority of the votes cast by the public stockholders. In addition, our sponsors, officers, directors and members of our advisory board have also agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of our initial business combination submitted to our stockholders for approval, if any. Our sponsors, officers, directors and members of our advisory board have agreed to waive redemption rights in connection with any potential initial business combination.

In the event we seek stockholder approval in connection with a business combination, we shall, in accordance with Article Sixth of our amended and restated certificate of incorporation, proceed with the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, our or our sponsor’s, officers’, directors’, advisors’ or their affiliates’ participation in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of a business combination even if the holders of a majority of the outstanding shares of our common stock vote, or indicate their intention to vote against, such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any such meeting, if required, at which a vote shall be taken to approve a business combination. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual corporate existence, and any other proposal requiring approval of a majority of our outstanding shares of stock in connection with an initial business combination is approved by a majority of our outstanding shares of common stock.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination within 18 months from the closing of this offering, we will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but no more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We view the foregoing provisions contained in our amended and restated certificate of incorporation as obligations to our stockholders and will not take any action to amend or waive any of such provisions except in connection with the completion of our initial business combination. Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares but will be entitled to redeem any public shares they may own, in the event we do not consummate our initial business combination.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. Unlike many other blank check companies which hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination without a stockholder vote and conduct the related redemptions of our shares of common stock pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for other business or legal reasons, we will conduct the redemptions like many other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 88%

of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with a business combination.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently issued or outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholder Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	30 days after the completion of our initial business combination; and

•	one year from the closing of this offering.

The warrants will expire five years from the date of our business combination at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the trust account.

Holders of our public warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock and, even in the case when cashless exercise is permitted as provided below, such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon exercise of the warrants is not effective within a specified period following the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Once the warrants become exercisable, we may redeem the outstanding warrants (excluding private placement warrants held by our sponsors, certain of our directors, or their permitted assigns):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	on not less than 30 days prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•	if, and only if, the last sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.

We will not redeem the warrants unless there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption notice period.

If we call the warrants for redemption, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants maybe amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The redemption provisions for our warrants have been established at a price which is intended to provide a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $17.50 or the warrant exercise price of $11.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

The exercise price, the redemption price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised, or through a cashless exercise (when permitted). The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement warrants

Our sponsors and certain of our directors have agreed to purchase an aggregate of 5,000,000 private placement warrants from us at a price of $0.50 per warrant in a sale to be completed simultaneously with the completion of this offering. All of the proceeds received from the sale of the private placement warrants ($2,500,000) will be placed in the trust account. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) they will not be redeemable by us, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination, and (iii) they may be exercised by the holders on a cashless basis. In addition, the private placement warrants will be held in escrow until 30 days following the completion of our initial business combination. The proceeds from the sale of the private placement warrants will be held in our trust account for the benefit of our public stockholders. If we do not complete our initial business combination as described in this prospectus, the private placement warrants will become worthless.

The private placement warrants will be sold pursuant to Regulation D of the Securities Act that will be exempt from registration requirements under the federal securities laws. However, the holders of these private placement warrants have agreed that they will not exercise them if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the public warrants is not available.

The private placement warrants will become worthless if we do not consummate a business combination. The financial interests of our initial stockholders may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, there may be a conflict of interest in selecting a target business when determining whether a particular business combination is in our public stockholders’ best interest.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Amendments to our Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business combination. These provisions cannot be amended without the approval of holders of at least 65% of our outstanding shares of common stock. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon the date of this prospectus, $49,250,000, or $56,525,000 if the underwriters’ over-allotment option is exercised in full, shall be placed into the trust account;

•	if our initial business combination is not completed within 18 months of the date of this prospectus, we will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than two business days thereafter redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•	we may not enter into any transaction with any of our affiliates without the prior approval by a majority of the members of our board of directors who do not have an interest in the transaction who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to it than those that would be available to us with respect to such a transaction from unaffiliated third parties; and

•	although we do not intend to enter into a business combination with a target business that is affiliated with our sponsors, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of our independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our stockholders from a financial point of view.

In the event we seek stockholder approval in connection with our business combination, our amended and restated certificate of incorporation provides that:

•	we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our stockholders at a duly held stockholders meeting and holders of no more than 88% of our public shares elect to redeem their shares for a pro rata share of the trust account; and

•	if a proposed business combination is approved and completed, public stockholders exercising their redemption rights and voting (1) in favor of the business combination will be entitled to receive a pro rata portion of the trust account including interest and (2) against the business combination will be entitled to receive a pro rata portion of the trust account excluding interest, in each case excluding taxes.

Quotation of Securities

We have applied to have our units, common stock and warrants quoted on the on the OTCBB under the symbols “            ”, “            ”, “            ”, respectively. Our units will be quoted on the OTCBB on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, the shares of our common stock and warrants will be quoted separately and as a unit on the on the OTCBB.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon consummation of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 6,250,000 shares of our common stock outstanding, or 7,187,500 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 5,000,000 shares of common stock sold in this offering, or 5,750,000 shares of common stock if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,250,000 shares of common stock (or 1,437,500 if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Of these shares, (i) 638,889 shares (up to 83,333 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) will be held in escrow until the first anniversary of our initial business combination and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the underwriter’s over-allotment option is not exercised in full) will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. Our initial stockholders have contractually agreed with us that they will have no ability to vote any of the 798,611 shares being held in escrow until such time, if ever, that such shares are released to them. See “Principal Stockholders.” Additionally, simultaneously with the completion of this offering, there will be 5,000,000 private placement warrants outstanding that upon full exercise will result in the issuance of 5,000,000 shares of common stock to the holders of the private placement warrants. The private placement warrants (including the shares of common stock underlying such warrants) will be placed in escrow until 30 days following the completion of our initial business combination and will only be released prior to that date under limited exceptions. See “Principal Stockholders.” Such initial shares of common stock, private placement warrants and the underlying shares of common stock are entitled to registration rights as described below under “Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of shares of our common stock then outstanding, which will equal 55,555 shares of our common stock immediately after this offering or 63,888 shares of our common stock if the underwriters’ over-allotment is exercised in full; or

•	the average weekly trading volume of the shares of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 may not be used for resale of securities issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 18(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell the initial shares (to the extent released from escrow) and any private placement warrants they may own, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

Our initial stockholders and their permitted transferees will be entitled to registration rights pursuant to a registration rights agreement to be signed simultaneously with the completion of this offering. Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and the any private placement warrants they may own and the common stock underlying such private placement warrants, commencing, in the case of the initial shares, upon their release from escrow and commencing, in the case of the private placement warrants and the respective common stock underlying the private placement warrants, 30 days after the completion of our initial business combination.

UNDERWRITING

In accordance with the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for which Morgan Joseph LLC is acting as representative and sole book-running manager, and the underwriters have severally, and not jointly, agreed to purchase, on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below:

Number of
Underwriters	Units

Morgan Joseph LLC

Total:	5,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriting agreement provides that the underwriters are obligated to purchase all the units set forth opposite their name in the offering if any are purchased, other than those units covered by the underwriters’ over-allotment option described below.

We have granted the underwriters a 45-day option to purchase up to 750,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

We estimate that the total out of pocket expenses for this offering, excluding underwriting discounts and commissions, will be approximately $500,000, all of which will be payable by us. These expenses will be partially funded by an aggregate of loans and advances equaling $75,000 as of July 30, 2010 made by LLM Structured Equity Fund L.P. and John L. Shermyen, two of our sponsors, which loans will be repaid from the proceeds of this offering. We have been advised by the representative of the underwriters that the underwriters do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the number of units being offered.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Securities and Exchange Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York and Rhode Island. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996, or NSMIA, which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as covered securities. This statute allows the states to investigate companies if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States may, by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file periodic and annual reports under the Exchange Act. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states and territories do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states and territories:

Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which of these states, if any, we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the NSMIA adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

In addition, aside from the exemption from registration provided by the NSMIA, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state’s registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Despite the exemption from state registration provided by the NSMIA described above, the state of Idaho deems blank check offerings inherently fraudulent and such offerings may not be registered or qualify for an exemption from registration in that state. Although we are not aware of any other state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Sales of Our Securities in Canada

The units sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Units may be offered to residents of Canada pursuant to exemptions from the prospectus requirements of such laws.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus.

Before this offering, there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriters. The principal factors that were considered in determining the initial public offering price were:

•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history of and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	the ability of our management and their experience in identifying operating companies;

•	our prospects for acquiring an operating business at attractive values;

•	the present state of our development and our current financial condition and capital structure;

•	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors, were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

Over-allotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities in the open market before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases in the open market for the purpose of pegging, fixing or maintaining the price of our securities.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the underwriters’ over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the market prices of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the market prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the market prices of our securities. These transactions may occur on the OTCBB, another in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

Commissions and Discounts

The following table summarizes the compensation we will pay:

	Per Unit		Total
	Without Over-	With Over-	Without Over-	With Over-
	Allotment	Allotment	Allotment	Allotment

Underwriting discounts and commissions paid by us(1)	$0.30	$0.30	$1,500,000	$1,725,000
Contingent fees paid by us(2)	0.40	0.40	2,081,250	2,375,625

(1)	Based on the underwriters’ discount equal to 3.0% of the gross proceeds from the sale of units offered to the public.

(2)	Based on the following contingent fees that will become payable from the amounts held in the trust account solely in the event we consummate our initial business combination: (A) an advisory fee equal to 1.5% of the gross proceeds from the sale of the units offered to the public payable to Morgan Joseph LLC; , (B) a contingent fee equal to 2.5% of the aggregate amount of the funds released from the trust account to us and/or to our target upon completion of our initial business combination (assuming none of our public stockholders redeem their shares of common stock) payable to Morgan Joseph LLC and such other firms (which may or may not be underwriters), if any, who are instrumental in advising us in connection with the completion of our initial business combination and (C) a contingent fee equal to $100,000 payable to our outside counsel for legal services rendered in connection with this offering.

We have agreed to reimburse the representative of the underwriters for the fees of an investigative search firm of the representative’s choice hired to conduct due diligence investigations of our officers and directors, up to an aggregate amount of $5,000.

Initial Shares and Private Placement Warrants

On the date of this prospectus, our initial stockholders will place the initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in accordance with the majority of votes cast by the public stockholders in the event we seek stockholder approval in connection with our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate our initial business combination, the initial shares will be held in escrow and released to the initial stockholders (or their permitted transferees such as immediate family members or estate planning vehicles) as follows: (i) 638,889 shares (up to 83,333 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) will be held in escrow until the first anniversary of our initial business combination and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the underwriter’s over-allotment option is not exercised in full) will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or

(y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share.

In addition, simultaneously with the completion of this offering, our sponsors and certain of our directors will purchase an aggregate of 5,000,000 private placement warrants from us at a price of $0.50 per warrant in a sale pursuant to Section 4(2) or Regulation D of the Securities Act. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, (i) they will not be redeemable by us, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination, and (iii) they may be exercised by the holders on a cashless basis. In addition, the private placement warrants will be held in escrow until 30 days following the completion of our initial business combination.

No placement fees will be payable in connection with any of these private placements.

Other Services

The underwriters and their respective affiliates may in the future perform various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they will receive customary fees and expenses.

Indemnification

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Quotation

We have applied to quote the units on the OTCBB under the symbol “          ”. Upon separate trading of the securities comprising the units, the common stock and the warrants will be quoted on the OTCBB under the symbols “          ” and “          ”, respectively. Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be quoted for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit.

LEGAL MATTERS

Goodwin Procter LLP, New York, New York, is passing on the validity of the securities offered in this prospectus. McDermott Will & Emery LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of L&L Acquisition Corp. as of July 30, 2010 and for the period from July 26, 2010 (inception) through July 30, 2010, appearing in this prospectus and the related registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

As a result of this offering, we and our stockholders will become subject to the proxy solicitation rules, annual and periodic reporting requirements, restrictions of stock purchases and sales by affiliates and other requirements of the Exchange Act, and we will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s Public Reference Room and the website of the SEC referenced above. We may furnish our stockholders with annual reports containing audited financial statements certified by independent auditors and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

L&L ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
L&L Acquisition Corp. (a development stage company)

We have audited the accompanying balance sheet of L&L Acquisition Corp. (a development stage company) (“the “Company”) as of July 30, 2010, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period ended July 26, 2010 (date of inception) to July 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L&L Acquisition Corp. (a development stage company) as of July 30, 2010, and the results of its operations and its cash flows for the period July 26, 2010 (date of inception) to July 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass & Company, P.C.

Roseland, New Jersey
August 18, 2010

L&L ACQUISITION CORP.
(a development stage company)

BALANCE SHEET

July 30,
2010

ASSETS

Current assets
Cash	$100,000
Deferred offering costs	58,000

Total assets	$158,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$68,000
Notes payable, stockholders	75,000

Total current liabilities	$143,000

COMMITMENTS	—

Stockholders’ equity
Common stock, $.0001 par value, 100,000,000 shares authorized; 1,437,500 shares issued and outstanding	144
Additional paid-in capital	24,856
Deficit accumulated during development stage	(10,000)

Total stockholders’ equity	15,000

Total liabilities and stockholders’ equity	$158,000

The accompanying notes are an integral part of the financial statements.

L&L ACQUISITION CORP.
(a development stage company)

STATEMENT OF OPERATIONS
For the period July 26, 2010 (date of inception) to July 30, 2010

Revenue	$—
General and administrative expenses	10,000

Loss from operations	(10,000)
Interest and dividend income	—

Loss before provision for income taxes	(10,000)
Provision for income taxes	—

Net loss attributable to common stockholders	$(10,000)

Weighted average number of common shares outstanding	1,437,500

Basic and diluted net loss per share attributable to other stockholders	$(0.01)

The accompanying notes are an integral part of the financial statements.

L&L ACQUISITION CORP.
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period July 26, 2010 (date of inception) to July 30, 2010

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Sale of common stock issued to initial stockholders on July 26, 2010 at $.017 per share	1,437,500	$144	$24,856	$—	$25,000
Net loss attributable to common stockholders	—	—	—	(10,000)	(10,000)

Balance, July 30, 2010	1,437,500	$144	$24,856	$(10,000)	$15,000

The accompanying notes are an integral part of the financial statements.

L&L ACQUISITION CORP.
(a development stage company)

STATEMENT OF CASH FLOWS
For the period July 26, 2010 (date of inception) to July 30, 2010

Cash Flows from Operating Activities
Net loss	$(10,000)
Changes in operating assets and liabilities:
(Increase) in deferred offering costs	(58,000)
Increase in accrued expenses	68,000

Net cash used in operating activities	—

Cash Flows from Financing Activities
Proceeds from notes payable, stockholders	75,000
Proceeds from issuance of stock to initial stockholders	25,000

Net cash provided by financial activities	100,000

Net increase in cash	100,000
Cash at beginning of the period	—

Cash at end of the period	$100,000

Supplemental schedule of non-cash financial activities:
Accrual of deferred offering costs	$58,000

The accompanying notes are an integral part of the financial statements.

L&L ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the period July 26, 2010 (date of inception) to July 30, 2010

1.	Description of Organization and Business Operations

L&L Acquisition Corp. (the “Company”), a corporation in the development stage, was incorporated in the Delaware on July 26, 2010. The Company was formed for the purposed of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date with the exception of interest income. The Company is considered to be in the development stage as defined in FASB Accounting Standard Codification, or ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering of Units (as defined in Note 3 below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. An amount equal to 98.5% of the gross proceeds of the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, until the earlier of (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as describe below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, will not submit the transaction for stockholder approval, unless otherwise required by law. The Company will proceed with a Business Combination if it is approved by the board of directors. Only in the event that the Company is required to seek stockholder approval in connection with its initial Business Combination, it will proceed with a Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. In connection with such a vote, if a Business Combination is approved and completed, stockholders that vote against the Business Combination and elect to put their shares of common stock back to the Company for cash will be entitled to receive their pro-rata portion of the Trust Account as follows: (i) public stockholders voting against the Business Combination and electing to put shares of common stock to the Company shall be entitled to receive a per share pro rata portion of the Trust Account (excluding interest and net of franchise and income taxes payable) and (ii) public stockholders voting in favor of the Business Combination and electing to put shares of common stock to us shall be entitled to receive a per share pro rata portion of the Trust Account (together with interest thereon but net of franchise and income taxes payable). These shares of common stock will be recorded at a fair value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with ASC 480. John L. Shermyen, LLM Structured Equity Fund L.P., and LLM Investors L.P. (the “Sponsors”) and John A. Svahn, E. David Hetz, Alan W. Pettis and William A. Landman (the “Assignees” and, collectively with the Sponsors, the “initial stockholders” have agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote their initial shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination. The Sponsors and the Company’s officers and directors have also agreed to vote shares of common stock acquired by them in this offering or in the aftermarket in favor of a Business Combination submitted to the Company’s stockholders for approval.

The Company’s Sponsors, officers and directors have agreed that the Company will only have 18 months from the date of this prospectus to consummate its initial Business Combination. If the Company does not consummate a Business Combination within such 18 month period, it shall (i) cease all operations except for

L&L ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

1.	Description of Organization and Business Operations (Continued)

the purposes of winding up, (ii) as promptly as reasonably possible, but not more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The initial stockholders have waived their rights to participate in any redemption with respect to their initial shares. However, if the Sponsors or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

2.	Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”).

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At July 30, 2010, the Company has not commenced any operations nor generated revenue to date. All activity through July 30, 2010 relates to the Company’s formation and the Proposed Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Transaction, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Offering.

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At July 30, 2010, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of

L&L ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	Summary of Significant Accounting Policies (Continued)

$250,000, only until 2013 and then reverts back to $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet due to their short-term nature.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

The Company complies with the requirements of ASC 340. Deferred offering costs consist principally of $58,000 of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

Income taxes

The Company complies with the accounting and reporting requirements of ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of July 30, 2010. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at July 30, 2010. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of ASC 740 did not have a material impact on the Company’s financial position and results of peroration and cash flows as of and for the period July 26, 2010 (date of inception) to July 30, 2010.

Recently issued accounting standards

In January 2010, the FASB issued “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements,” which provides guidance on how investment assets and liabilities are to be valued and disclosed. Specifically, the amendment requires reporting entities to disclose (i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value

L&L ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	Summary of Significant Accounting Policies (Continued)

measurements, for Level 2 or Level 3 positions, (ii) transfers between all levels (including Level 1 and Level 2) will be required to be disclosed on a gross basis (i.e. transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and (iii) purchases, sales, issuances and settlements must be shown on a gross basis in the Level 3 rollforward rather than as one net number. The effective date of the amendment is for interim and annual periods beginning after December 15, 2009. However, the requirement to provide the Level 3 activity for purchases, sales, issuances and settlements on a gross basis will be effective for interim and annual periods beginning after December 15, 2010. The adoption of the amendment did not have a material impact on the Company’s condensed interim financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3.	Proposed Offering

Pursuant to the Proposed Offering, the Company will offer for sale up to 5,000,000 units at $10 per unit (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $11.50 commencing on the later of (a) one year from the date of the prospectus for the Proposed Offering or (b) the completion of a Business Combination, and will expire five years from the date of the consummation of the Business Combination. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

4.	Related Party Transactions

The Company issued a $37,500 unsecured promissory note each to John L. Shermyen and LLM Structured Equity Fund L.P. on July 29, 2010. The notes are non-interest bearing and are payable on the earlier of June 30, 2011 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount of $75,000.

In July 2010, John L. Shermyen, LLM Structured Equity Fund L.P. and LLM Investors L.P. purchased an aggregate of 1,437,500 shares of our common stock, for an aggregate purchase price of $25,000, or approximately $0.0174 per share. These shares are referred to as the “initial shares” and consist of (i) 638,889 shares (up to 83,333 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) which will be held in escrow until the first anniversary of our initial business combination and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the underwriter’s over-allotment option is not exercised in full) which will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. Subsequent to the purchase of these shares, (i) John L. Shermyen transferred at cost an aggregate of 35,578 of these shares to William A. Landman, one of our advisory board members, and Alan W. Pettis and E. David Hetz, each of whom is a director, (ii) LLM Investors L.P. transferred at cost an aggregate of 1,343 of these shares to E. David Hetz and (iii) LLM Structured Equity Fund L.P. transferred at cost an aggregate of 34,235 of these shares to John A. Svahn, a director, and E.

L&L ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS (Continued)

4.	Related Party Transactions (Continued)

David Hetz. Our initial stockholders have contractually agreed with us that they will have no ability to vote any of the 798,611 shares being held in escrow until such time, if ever, that such shares are released to them.

The Sponsors and certain of the Company’s directors have agreed to purchase, in a private placement, 5,000,000 Warrants prior to the Proposed Offering at a price of $0.50 per warrant (a purchase price of $2,500,000) from the Company. Based on the observable market prices, the Company believes that the purchase price of $0.50 per warrant for such Warrants will exceed the fair value of such Warrants on the date of the purchase. The valuation is based on comparable initial public offerings by previous blank check companies. The purchasers or the Warrants have agreed that such Warrants will not be sold or transferred until 30 days following consummation of a Business Combination, subject to certain limited exceptions. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to such holders will expire worthless. The Company intends to classify the private placement Warrants within permanent equity as additional paid-in capital in accordance with ASC 815.

Commencing on the date of the Proposed Offering, the Company plans to enter into an Administrative Services Agreement with LLM Capital Partners LLC for an aggregate monthly fee of $7,500 for office space, secretarial, and administrative services. This agreement will expire upon the earlier of: (a) the successful completion of the Company’s Business Combination, (b) 18 months from the date of the prospectus for the Proposed Offering, or (c) the date on which the Company is dissolved and liquidated.

The initial stockholders will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The initial stockholders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to their shares of common stock, the Warrants and the common stock underlying the Warrants, commencing on the date such common stock or Warrants are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

5.	Commitments & Contingencies

The Company expects to grant the underwriters a 45-day option to purchase up to 750,000 additional Units to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of three percent (3.0%) which shall be paid in cash at the closing of the Proposed Offering, including any amounts raised pursuant to the over-allotment option. In addition, Morgan Joseph LLC will be entitled to an advisory fee of one and one half percent (1.5%) of the Proposed Offering, including any amounts raised pursuant to the over-allotment option, payable in cash upon the closing of a Business Combination. Furthermore, two and one half percent (2.5%) of the funds released from the Trust Account to the Company or the target upon closing of Business Combination shall be paid as a placement fee to Morgan Joseph LLC or such other firms, if any, who are instrumental in advising the Company with respect to the completion of a Business Combination.

6.	Income Taxes

The components of the Company’s deferred tax asset is approximately as follows:

Net operating loss carry-forward	$4,000
Less, valuation allowance	(4,000)

$—

Until [          ], 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer of solicitation is not authorized or is unlawful.

Prospectus Summary	1
The Offering	6
Summary Financial Data	18
Risk Factors	19
Special Note Regarding Forward-Looking Statements	43
Use of Proceeds	44
Dividend Policy	48
Dilution	49
Capitalization	51
Management’s Discussion and Analysis of Financial Condition and Results of Operations	52
Proposed Business	58
Management	79
Principal Stockholders	86
Certain Relationships and Related Party Transactions	88
Description of Securities	91
Shares Eligible for Future Sale	98
Underwriting	100
Legal Matters	105
Experts	105
Where You Can Find Additional Information	105
Index to Financial Statements	F-1
EX-3.1
EX-3.2
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-5.1
EX-10.3
EX-10.4
EX-10.5
EX-10.7
EX-10.8
EX-10.11
EX-10.12
EX-14
EX-23.1

L&L ACQUISITION CORP.

$50,000,000
5,000,000 Units

PRELIMINARY PROSPECTUS

[          ], 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	4,100
FINRA filing fee	6,250
Accounting fees and expenses	55,000
Printing and engraving expenses	60,000
Legal fees and expenses	150,000
Blue Sky	35,000
Miscellaneous(1)	189,650
Total	$500,000

*	To be provided by amendment

(1)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Seventh of our amended and restated certificate of incorporation provides:

The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

John L. Shermyen	718,750
LLM Structured Equity Fund L.P.	691,627
LLM Investors L.P.	27,123

Total	1,437,500

In July 2010, John L. Shermyen, LLM Structured Equity Fund L.P. and LLM Investors L.P. purchased an aggregate of 1,437,500 shares of our common stock, for an aggregate purchase price of $25,000, or approximately $0.0174 per share, consisting of (i) 638,889 shares (up to 83,333 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) which will be held in escrow until the first anniversary of our initial business combination and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the underwriter’s over-allotment option is not exercised in full) which will be held in escrow and forfeited on the fifth anniversary of our initial business combination unless, prior to such time, either (x) the last sales price of our stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) a transaction is consummated following our initial business combination in which all stockholders have the right to exchange their common stock for cash consideration which equals or exceeds $18.00 per share. Subsequent to the purchase of these shares, (i) John L. Shermyen transferred at cost an aggregate of 35,578 of these shares to William A. Landman, one of our advisory board members, and Alan W. Pettis and E. David Hetz, each of whom is a director, (ii) LLM Investors L.P. transferred at cost an aggregate of 1,343 of these shares to E. David Hetz and (iii) LLM Structured Equity Fund L.P. transferred at cost an aggregate of 34,235 of these shares to John A. Svahn, a director, and E. David Hetz. Our initial stockholders have contractually agreed with us that they will have no ability to vote any of the 798,611 shares being held in escrow until such time, if ever, that such shares are released to them.

On or before the date of the prospectus accompanying this registration statement, our sponsors and certain of our directors will purchase 5,000,000 private placement warrants from the registrant. These warrants will be issued pursuant to the exemption from registration contained in Section 4(2) and/or Regulation D of the Securities Act as they will be sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A warrant subscription agreement has been entered into between the Company and the purchasers in connection with these private placement warrants and is attached as an exhibit.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain our initial stockholders’ collective ownership percentage of the issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain our initial stockholders’ collective ownership percentage of the issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the sale of warrants as described above. Any such increased number of shares will be placed into escrow and will be subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised, in full. Any such decreased number of shares will be forfeit from escrow, with the remainder subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See Index of Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which is hereby incorporated by reference.

(b) Financial Statement Schedules.

All other schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or the notes thereto.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of October 2010.

L&L ACQUISITION CORP.

By:	/s/ John L. Shermyen
John L. Shermyen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 5, 2010.

Signature	Title

/s/ John L. Shermyen John L. Shermyen	Chief Executive Officer (Principal executive officer)

* Patrick J. Landers	President

* Peter Schofield	Chief Financial Officer (Principal financial and accounting officer)

/s/ John L. Shermyen Attorney-in-fact

*Executed pursuant to Power of Attorney

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. Shermyen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 5, 2010.

Signature	Title

/s/ John A. Svahn John A. Svahn	Director

/s/ E. David Hetz E. David Hetz	Director

/s/ Alan W. Pettis Alan W. Pettis	Director

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement.

EXHIBIT NO.		DESCRIPTION

1.1		Form of Underwriting Agreement.**
3.1		Form of Amended and Restated Certificate of Incorporation.*
3.2		Form of Amended and Restated By-laws.*
4.1		Specimen Unit Certificate.*
4.2		Specimen Common Stock Certificate.*
4.3		Specimen Warrant Certificate.*
4.4		Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1		Opinion of Goodwin Procter LLP.*
10.1		Promissory Note, dated July 29, 2010, issued to LLM Structured Equity Fund L.P.***
10.2		Promissory Note, dated as of July 29, 2010, issued to John L. Shermyen.***
10.3		Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.4		Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and security holders.*
10.5		Form of Registration Rights Agreement among the Registrant and security holders.*
10.6		Letter Agreement, dated as of August 17, 2010, between LLM Capital Partners LLC and Registrant regarding administrative support.***
10.7		Form of Letter Agreement by and between the Registrant and each executive officer and director.*
10.8		Right of First Refusal Agreement by and among the Registrant and LLM Capital Partners LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P.*
10	.9.1	Securities Purchase Agreement, dated as of July 26, 2010, between the Registrant and John L. Shermyen.***
10	.9.2	Securities Purchase Agreement, dated as of July 26, 2010, between the Registrant and LLM Structured Equity Fund L.P.***
10	.9.3	Securities Purchase Agreement, dated as of July 26, 2010, among the Registrant and LLM Investors Fund L.P.***
10.10		Private Placement Warrant Purchase Agreement, dated as of , among the Registrant and each of the signatories thereto.**
10.11		Form of Letter Agreement by and between the Registrant and each initial stockholder.*
10.12		Securities Assignment Agreement, dated as of October 4, 2010 between LLM Structured Equity Fund L.P., LLM Investors L.P., John L. Shermyen and the Buyers named therein.*
14		Code of Business and Ethics.*
23.1		Consent of Rothstein Kass & Company.*
23.2		Consent of Goodwin Procter LLP (included in Exhibit 5.1).*
24.1		Power of Attorney.***
24.2		Power of Attorney (included on signature page of this Registration Statement).*

*	Filed herewith.

**	To be filed by amendment.

***	Previously filed.